Exhibit 4.5

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

AND

WILMINGTON SAVINGS FUND SOCIETY, FSB

as Trustee

INDENTURE

Dated as of [•], 2021

7.00% Senior Subordinated Convertible Notes due 2031

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

RECONCILIATION AND TIE BETWEEN TRUST INDENTURE ACT

OF 1939 AND INDENTURE, DATED AS OF [•], 2021

TRUST INDENTURE ACT SECTION		INDENTURE SECTION
310	(a)(1)	6.08
	(a)(2)	6.08
	(b)	6.09
312	(a)	7.01
	(c)	7.02
313	(a)	7.03
	(c)	7.03
314	(a)(4)	10.08(b)
	(c)(1)	1.02
	(c)(2)	1.02
	(e)	1.02
315	(a)	6.01(a)
	(b)	6.02
	(c)	6.01(b)
	(d)	6.01(c), 6.03
316	(a)(last sentence)	1.01 (“Outstanding”)
	(a)(1)(A)	5.02, 5.12
	(a)(1)(B)	5.13
	(b)	5.08
	(c)	1.04(d)
317	(a)(1)	5.03
	(a)(2)	5.04
	(b)	10.03
318	(a)	13.04

i

SCHEDULE, ANNEX, APPENDIX & EXHIBITS

Exhibit A — Form of Note

v

INDENTURE, dated as of [•], 2021 (this “Indenture”), among WHEELER REAL ESTATE INVESTMENT TRUST, INC., a Maryland corporation (the “Company”), and WILMINGTON SAVINGS FUND SOCIETY, FSB, as trustee (together with its successors and assigns, in such capacity, the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its 7.00% Senior Subordinated Convertible Notes due 2031 (the “Notes”), initially in an aggregate principal amount of $30,000,000 (the “Initial Notes”), and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized Authenticating Agent, as in this Indenture provided, the valid, binding and legal obligations of the Company, and this Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issuance hereunder of the Notes have in all respects been duly authorized.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:

Article 1.
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01 DEFINITIONS.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article have the meanings assigned to them in this Article, and words in the singular include the plural as well as the singular, and words in the plural include the singular as well as the plural;

(b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein;

(c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP (as herein defined);

(d) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(e) the word “or” is not exclusive;

(f) “including” means including without limitation;

(g) all references to Articles, Sections and Exhibits shall be construed to refer to Articles and Sections of, and Exhibits to, this Indenture; and

(h) provisions of this Indenture apply to successive events and transactions.

“Act” when used with respect to any Holder, means any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Indenture to be given or taken by Holders, that is embodied in and evidenced by one or more instruments of substantially similar tenor signed by Holders in person or by agents duly appointed in writing; except as otherwise expressly provided in the Indenture, such actions becoming effective when such instruments are delivered to the Trustee and, where it is expressly required, to the Company.

“Adjustment Event” has the meaning specified in Section 14.05(k).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agent” means any Paying Agent, Authenticating Agent, Conversion Agent and Note Registrar under this Indenture.

“Agent for Service” has the meaning specified in Section 13.04(c).

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depository to the extent applicable to such transaction and as in effect from time to time.

“Authenticating Agent” means the Person appointed, if any, by the Trustee as an authenticating agent pursuant to the last paragraph of Section 3.03.

“Bankruptcy Law” means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state or foreign law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

“Board of Directors” means, with respect to any Person, either the board of directors of such Person or any duly authorized committee thereof.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person or any committee thereof and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York or the place of payment are authorized or obligated by law or executive order to close.

“Change of Control” means the occurrence of any of the following:

(a) any Person or group (as that term is used in Section 13(d) of the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan and the rules and regulations thereunder) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of a percentage (based on voting power, in the event different classes of stock shall have different voting powers) of the voting stock of the Company equal to at least fifty percent (50%); or

(b) the Company consolidates with, or merges into or with any Person (other than a consolidation or merger in which the Company is the continuing or surviving entity).

“Change of Control Conversion Date” means the date of the mandatory conversion of the Notes upon a Change of Control, as determined by the Company, which date shall be no earlier than 20 days and no later than 35 days from the date notice thereof is sent to Holders.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Stock” means the common stock, without par value, of the Company.

“Common Stock Record Date” has the meaning specified in Section 14.05(h)(ii).

“Company” means Wheeler Real Estate Investment Trust, Inc., a Maryland Corporation, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by any one of its Chairman, President, Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Secretary, or any Vice President and delivered to the Trustee.

“Conversion Agent” means any office or agency (including the Company acting as Conversion Agent) where the Notes may be presented for conversion.

“Conversion Notice” has the meaning specified in Section 14.03 of this Indenture.

“Conversion Price” has the meaning specified in Section 14.02 of this Indenture.

“Conversion Rate” has the meaning specified in Section 14.02 of this Indenture.

“Convertible Securities” has the meaning specified in Section 14.05(g).

“Corporate Trust Office” means the designated corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at 500 Delaware, Wilmington, DE 19801, except that with respect to presentation of Notes for payment or for registration of transfer or exchange, such term shall mean any office or agency of the Trustee at which, at any particular time, its corporate agency business shall be conducted.

“Current Market Price” has the meaning specified in Section 14.05(h)(i).

“Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note issued pursuant to the terms of this Indenture that is not a Global Note.

“Depository” means The Depository Trust Company, its nominees and successors.

“Determination Date” has the meaning specified in Section 14.05(k).

“Distributed Property” has the meaning specified in Section 14.05(d).

“Event of Default” has the meaning specified in Section 5.01 of this Indenture.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Ex-date” has the meaning specified in Section 14.05(h)(iii).

“Expiration Time” has the meaning specified in Section 14.05(e).

“Form of Notice of Conversion” means the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Global Notes” means one or more permanent global Notes in definitive, fully registered form.

“Holder” means the Person in whose name a Note is registered on the books of the Note Registrar.

“Indenture” means this Indenture between the Company and the Trustee dated as of the date hereof, as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions of this Indenture.

“Initial Notes” has the meaning specified in the recitals to this Indenture.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the Notes.

“Issuance Date” means the closing date for the sale and original issuance of the Initial Notes hereunder.

“Judgment Currency” shall have the meaning specified in Section 13.16.

“Market Disruption Event” means, for the purposes of determining amounts due upon conversion (a) a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock, Series B Preferred Stock, or Series D Preferred Stock, as the case may be, is listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock, Series B Preferred Stock, or Series D Preferred Stock, as the case may be, for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock, Series B Preferred Stock, or Series D Preferred Stock, as the case may be, or in any options contracts or futures contracts relating to the Common Stock, Series B Preferred Stock, or Series D Preferred Stock, as the case may be.

“Maturity” means, with respect to any Note, the date on which any principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity by declaration of acceleration, call for redemption or purchase or otherwise.

“Maturity Date” means December 31, 2031.

“Nasdaq” has the meaning specified in the definition of “Trading Day”.

“National Securities Exchange” means the New York Stock Exchange, NYSE Amex, the NASDAQ Stock Market or another national securities exchange or any successor to the foregoing.

“Note Register” and “Note Registrar” have the respective meanings specified in Section 3.05.

“Notes” means any Notes authenticated and delivered under the Indenture.

“Notes Custodian” means the custodian with respect to a Global Note, or any successor Person thereto and shall initially be the Trustee.

“Obligations” means any principal, interest, penalties, fees, expenses, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, expenses, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any indebtedness.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Company.

“Officers’ Certificate” means a certificate signed on behalf of the Company by an Officer of the Company, whom must be the President, Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Secretary, or any Vice President, stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture (including any covenant compliance which constitutes a condition precedent) relating to the proposed action have been complied with, and shall include: (i) a statement that such individual signing such certificate has read such covenant or condition; (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate are based; (iii) a statement that, in the opinion of each such individual, such individual has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and (iv) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

“Opinion of Counsel” means a written opinion of legal counsel addressed to the Trustee complying with the requirements of Section 1.02. Unless otherwise required by the TIA, such legal counsel may be an employee of or counsel to the Company.

“Outstanding,” when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(a) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(b) Notes, or portions thereof, for whose payment or redemption money or shares of the Company’s Common Stock in the necessary amount have been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(c) Notes paid pursuant to Section 3.06 in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands the Notes are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, consent, notice or waiver, and for the purpose of making the calculations required by TIA Section 313, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding (provided, that in connection with any offer by the Company or any obligor to purchase the Notes, Notes tendered for purchase will be deemed to be Outstanding and held by the tendering Holder until the date of purchase), except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 6.01, the Trustee, shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

“Paying Agent” means any Person (including the Company acting as Paying Agent) authorized by the Company to pay the principal of (and premium, if any) or interest on any Notes on behalf of the Company.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Pricing Date” has the meaning specified in 14.05(g).

“Prospectus” means the prospectus dated [•], 2021, as supplemented by any prospectus supplement, relating to the Rights Offering.

“Purchased Shares” has the meaning specified in 14.05(e)(i).

“Ranking Junior to the Notes”, when used with respect to any Obligation of the Company, means any Obligation of the Company which (a) ranks junior to and not equally with or prior to the Notes in right of payment upon the happening of any event of the kind specified in the first sentence of the first paragraph of Section 12.01, and (b) is specifically designated as ranking junior to the Notes by express provisions in the instrument creating or evidencing such obligation. The securing of any Obligations of the Company, otherwise Ranking Junior to the Notes, is not deemed to prevent such Obligations from constituting obligations Ranking Junior to the Notes.

“Ranking on a Parity with the Notes”, when used with respect to any Obligation of the Company, means any Obligation of the Company which (a) ranks equally with and not prior to the Notes in right of payment upon the happening of any event of the kind specified in the first sentence of the first paragraph of Section 12.01, and (b) is specifically designated as ranking on a parity with the Notes by express provision in the instrument creating or evidencing such Obligation. The securing of any Obligations of the Company, otherwise Ranking on a Parity with the Notes, is not deemed to prevent such Obligations from constituting obligations Ranking on a Parity with the Notes.

“Redemption Date,” when used with respect to any Note to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price” has the meaning specified in Section 11.01(a) of this Indenture.

“Regular Record Date” for the interest payable on any Interest Payment Date means June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

“Responsible Officer,” when used with respect to the Trustee, means any vice president, any assistant secretary, any assistant treasurer, any trust officer or assistant trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject, and who shall in each case have direct responsibility for the administration of this Indenture.

“Rights Offering” means the offering made to holders of the Company’s Common Stock of subscription rights to purchase the Notes pursuant to the Prospectus.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Senior Indebtedness” means the Obligations under the Term Loan Facility and any other indebtedness permitted to be incurred by the Company under the terms of this Indenture that is senior to the Notes.

“Series B Preferred Stock” means Series B Convertible Preferred Stock, without par value, of the Company.

“Series D Preferred Stock” means Series D Cumulative Convertible Preferred Stock, without par value, of the Company.

“Settlement” has the meaning specified in Section 14.03 of this Indenture.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

“Spinoff Valuation Period” has the meaning specified in Section 14.05(d).

“Stated Maturity” when used with respect to any Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable, and, when used with respect to any other indebtedness, means the date specified in the instrument governing such indebtedness as the fixed date on which the principal of such indebtedness, or any installment of interest thereon, is due and payable.

“Subsidiary” means, with respect to any Person, (i) any corporation, association, or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof and (ii) any partnership, joint venture, limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership interests or otherwise.

“Term Loan Facility” means the loans provided pursuant to that certain Financing Agreement, dated as of March 12, 2021, by and among the Company as borrower, certain subsidiaries of the Company as guarantors, the lenders from time to time party thereto and the Trustee as administrative agent and collateral agent.

“Trading Day” means a day on which: (1) there is no Market Disruption Event; and (2) trading in shares of the Common Stock, Series B Preferred Stock, or Series D Preferred Stock generally occurs on the Nasdaq Capital Market (“Nasdaq”) or, if shares of the Common Stock, Series B Preferred Stock, or Series D Preferred Stock are not then listed on Nasdaq, on the principal other U.S. national or regional securities exchange on which shares of the Common Stock, Series B Preferred Stock, or Series D Preferred Stock are then listed or, if shares the Common Stock, Series B Preferred Stock, or Series D Preferred Stock are not then listed on a U.S. national or regional securities exchange, on the principal other market on which shares of the Common Stock, Series B Preferred Stock, or Series D Preferred Stock are then listed or admitted for trading. If shares of the Common Stock, Series B Preferred Stock, or Series D Preferred Stock are not so listed or traded, “Trading Day” means a “Business Day.”

“Trigger Event” has the meaning specified in 14.05(d).

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939 as amended and in force on the date as of which this Indenture was executed, except as provided in Section 9.05 hereof.

“Trustee” means the Person named as the “Trustee” in the first paragraph of the Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“Underlying Shares” has the meaning specified in 14.05(b)(i).

“Voting Stock” of any Person as of any date means the capital stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“VWAP” means, for each of the 15 consecutive Trading Days immediately prior to the date of determination, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “WHLR <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock, Series B Preferred Stock, and Series D Preferred Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). “VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

Section 1.02 COMPLIANCE CERTIFICATES AND OPINIONS.

Upon any application or request by the Company to the Trustee to take or refrain from taking any action under any provision of this Indenture, the Company and any other obligor on the Notes (if applicable) shall furnish to the Trustee an Officers’ Certificate stating that, in the opinion of the signer, all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and, if requested by the Trustee, an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a) a statement that each individual signing such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of each such individual or such firm, such individual or firm has made such examination or investigation as is necessary to enable such individual or firm to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether, in the opinion of such individual, such condition or covenant has been complied with.

Section 1.03 FORM OF DOCUMENTS DELIVERED TO TRUSTEE.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer of the Company or other obligor on the Notes may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the Company or other obligor on the Notes stating that the information with respect to such factual matters is in the possession of the Company or other obligor on the Notes unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.04 ACTS OF HOLDERS.

(a) Proof of execution of any Act shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.04.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c) The principal amount and serial and/or CUSIP numbers of Notes held by any Person, and the date of holding the same, shall be proved by the Note Register.

(d) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 3.16(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof (including in accordance with Section 3.06) in respect of anything done, omitted or suffered to be done by the Trustee, any Paying Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.

Without limiting the generality of the foregoing, a Holder, including the Depository that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and the Depository that is the Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such Depository’s standing instructions and customary practices.

The Company may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by the Depository entitled under the procedures of such Depository to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by the Holders.

Section 1.05 NOTICES, ETC., TO TRUSTEE AND THE COMPANY.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(a) the Trustee by any Holder or by the Company or any other obligor on the Notes shall be sufficient for every purpose hereunder if made, given, furnished or delivered in writing (which may be via facsimile or any other electronic means that the Trustee agrees to accept), to or with the Trustee and received at its Corporate Trust Office, Attention: Wheeler Real Estate Investment Trust, Inc. Notes Administrator, or

(b) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or delivered, in writing (which may include via facsimile), or mailed, first-class postage prepaid, or delivered by recognized overnight courier, to the Company, addressed to it at the address of its principal office specified in the first paragraph of this Indenture, or at any other address previously furnished in writing to the Trustee by the Company.

The Trustee agrees to accept instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods: provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee acts upon such instructions as required or permitted by this Indenture, then the Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Section 1.06 NOTICE TO HOLDERS; WAIVER.

Where this Indenture provides for notice of any event to Holders by the Company or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, by email or such other applicable customary procedures of the Depository, to each Holder affected by such event, at such Holder’s address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice for every purpose hereunder.

Section 1.07 SUCCESSORS AND ASSIGNS.

All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not. All agreements of the Trustee in this Indenture shall bind its successors, whether so expressed or not.

Section 1.08 NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES, OR STOCKHOLDERS.

No director, officer, employee, incorporator or stockholders, as such, of the Company shall have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creations. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

Article 2.
NOTE FORMS

Section 2.01 FORMS GENERALLY.

The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A which is hereby incorporated in, and expressly made a part of, this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form reasonably acceptable to the Company). Each Note shall be dated the date of its authentication. The terms of the Note set forth in Exhibit A are part of the terms of this Indenture.

Article 3.
THE NOTES

Section 3.01 TITLE AND TERMS.

The aggregate principal amount of Notes which may be authenticated and issued under this Indenture is not limited; provided, however that any additional Notes issued under this Indenture are issued in accordance with Section 3.03 hereof, as part of the same series as the Initial Notes, form a single class with the Initial Notes and shall have the same terms as to status, redemption, conversion or otherwise as the Initial Notes.

The Notes shall be known and designated as the “7.00% Senior Subordinated Convertible Notes due 2031” of the Company. The Stated Maturity of the Notes shall be December 31, 2031. Interest on the Notes will be payable semi-annually on June 30 and December 31 of each year starting on December 31, 2021 to Holders of record at the close of business on the preceding June 1 and December 1, respectively. Interest shall accrue on the Notes at a rate of 7.0% per annum. Interest will accrue on the Notes from and including the Issuance Date or from, and including, the last date in respect of which interest has been paid or provided for, as the case may be, to, but excluding, the next Interest Payment Date or the Maturity Date, as the case may be. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months, until the principal thereof is paid or duly provided for. Interest on any overdue principal, interest (to the extent lawful) or premium, if any, shall be payable on demand in the form as provided in Article Fourteen hereof.

The principal of (and premium, if any) and interest on the Notes shall be payable at the office or agency of the Company maintained for such purpose; provided, however, that, at the option of the Company, payment of interest may be paid by check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Note Register; provided that all payments of principal, premium, if any, and interest with respect to Notes represented by one or more permanent Global Notes registered in the name of or held by the Depository or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof.

The Notes shall be convertible into Common Stock pursuant to Article Fourteen.

The Notes shall be redeemable as provided in Article Eleven and in the Notes.

Section 3.02 DENOMINATIONS.

The Notes shall be issuable only in registered form without coupons and only in minimum denominations of $25.00 and integral multiples thereof.

Section 3.03 EXECUTION, AUTHENTICATION, DELIVERY AND DATING.

The Notes shall be executed on behalf of the Company by an Officer. The signature of an Officer on the Notes may be manual or facsimile signatures of the present or any future such authorized Officer and may be imprinted or otherwise reproduced on the Notes.

Notes bearing the manual or facsimile signatures of individuals who were at any time the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

On or prior to the Issuance Date, the Company shall deliver the Initial Notes in an aggregate principal amount not to exceed thirty million dollars ($30,000,000) executed by the Company to the Trustee for authentication, together with a Company Order directing the Trustee to authenticate the Initial Notes and certifying that all conditions precedent to the issuance of Notes contained herein have been fully complied with, and the Trustee in accordance with such Company Order shall authenticate and deliver such Initial Notes.

Each Note shall be dated the date of its authentication.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

The Trustee may appoint an Authenticating Agent acceptable to the Company to authenticate Notes on behalf of the Trustee. Unless limited by the terms of such appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Agent. An Authenticating Agent has the same rights as any Note Registrar or Paying Agent to deal with the Company and its Affiliates.

Section 3.04 TEMPORARY NOTES.

Pending the preparation of certificates representing Notes, the Company may execute, and upon receipt of a Company Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the Definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

If temporary Notes are issued, the Company will cause Definitive Notes to be prepared without unreasonable delay. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 10.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee shall, upon receipt of a Company Order, authenticate and deliver in exchange therefor a like principal amount of Definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

Section 3.05 REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE.

The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 10.02 being herein sometimes referred to as the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Note Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times, the Note Register shall be open to inspection by the Trustee. The Trustee is hereby initially appointed as security registrar (the Trustee in such capacity, together with any successor of the Trustee in such capacity, the “Note Registrar”) for the purpose of registering Notes and transfers of Notes as herein provided. The Trustee is hereby initially appointed to act as the Paying Agent and the Conversion Agent.

Upon surrender for registration of transfer of any Note at the office or agency of the Company designated pursuant to Section 10.02, the Company shall execute, and the Trustee shall, upon receipt of a Company Order, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations of a like aggregate principal amount. The Trustee shall not be required to register transfers of Notes or to exchange Notes for a period of 15 days before selection of any Notes to be redeemed. The Trustee shall not be required to exchange or register transfers of any Notes called or being called for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part. The Trustee shall not be required to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

Furthermore, any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry.

At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall, upon receipt of a Company Order, authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive and the Notes to be exchanged shall be cancelled by the Trustee.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Note Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company and the Note Registrar, duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Company may require payment of a sum sufficient to cover any taxes, fees or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 3.04 or Section 9.06, not involving any transfer.

Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

Each Holder of a Note agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note by such Holder in violation of any provision of this Indenture and/or applicable United States federal or state securities laws.

Neither the Trustee nor any Agent of the Trustee shall have any responsibility for any actions taken or not taken by the Depository.

Section 3.06 MUTILATED, DESTROYED, LOST AND STOLEN NOTES.

If (i) any mutilated Note is surrendered to the Trustee, or (ii) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Company and the Trustee such security or indemnity bond, in each case, as may be required by them to save each of them and any Authenticating Agent harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon receipt of a Company Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section 3.06, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

Every new Note issued pursuant to this Section 3.06 in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company and any other obligor upon the Notes, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 3.06 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 3.07 PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED.

Interest on any Note which is payable, and is punctually paid or duly provided for as set forth in the following paragraph, on any Interest Payment Date shall be paid to the Person in whose name such Note is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 10.02.

The interest payable on any Interest Payment Date may be paid: (a) in cash; (b) in shares of Series B Preferred Stock; (c) in shares of Series D Preferred Stock; or (d) in any combination of (a), (b), and/or (c). For purposes of determining the value of Series B Preferred Stock and Series D Preferred Stock paid as interest on the Notes, each share of Series B Preferred Stock and Series D Preferred Stock shall be deemed have a value equal to the product of (x) the average of the VWAPs for the Series B Preferred Stock or the Series D Preferred Stock, as the case may be, for the 15 consecutive Trading Days ending on the third Business Day immediately preceding the relevant Interest Payment Date, and (y) 0.55. On each Regular Record Date, the Company shall instruct the Subscription Agent, with a copy to the Trustee, whether the interest paid on the next interest payment date should be in the form of (a), (b), (c), or (d) above and, if (d), the percentage of such interest to be paid in cash, Series B Preferred Stock and/or Series D Preferred Stock.

Section 3.08 PERSONS DEEMED OWNERS.

Prior to the due presentment of a Note for registration of transfer, the Company, the Trustee and any Agent of the Company or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and (subject to Sections 3.05 and 3.07) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Company, the Trustee nor any Agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 3.09 CANCELLATION.

All Notes surrendered for payment, redemption, conversion, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold, and all Notes so delivered shall be promptly cancelled by the Trustee. If the Company shall acquire any of the Notes other than as set forth in the preceding sentence, the acquisition shall not operate as a redemption, conversion or satisfaction of the indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 3.09. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 3.09, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures, and certification of the destruction of all canceled Notes will be delivered to the Company, at the Company’s written request.

Section 3.10 COMPUTATION OF INTEREST.

Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 3.11 CUSIP NUMBERS.

The Company in issuing the Notes may use “CUSIP” numbers, ISINs and “Common Code” numbers (in each case, if then generally in use) in addition to serial numbers, and, if so, the Trustee shall use such “CUSIP” numbers, ISINs and “Common Code” numbers in addition to serial numbers in notices of redemption, repurchase or other notices to Holders as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such “CUSIP” numbers, ISINs and “Common Code” numbers either as printed on the Notes or as contained in any notice of a redemption or repurchase and that reliance may be placed only on the serial or other identification numbers printed on the Notes, and any such redemption or repurchase shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers, ISINs and “Common Code” numbers applicable to the Notes.

Section 3.12 CALCULATION OF PRINCIPAL AMOUNT OF NOTES.

The aggregate principal amount of the Notes, at any date of determination, shall be the principal amount of the Notes at such date of determination. With respect to any matter requiring consent, waiver, approval or other action of the Holders of a specified percentage of the principal amount of all the Notes, such percentage shall be calculated, on the relevant date of determination, by dividing (a) the principal amount, as of such date of determination, of Notes, the Holders of which have so consented, by (b) the aggregate principal amount, as of such date of determination, of the Notes then Outstanding.

Article 4.
[RESERVED]

Article 5.
REMEDIES

Section 5.01 EVENTS OF DEFAULT.

“Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) the Company’s failure to pay in cash or in shares of the Company’s Common Stock at the Company’s election the principal of or premium, if any, on any Note when due whether at Maturity, on a Redemption Date, on a Change of Control Conversion Date with respect to a Change of Control or otherwise;

(b) the Company’s failure to pay in cash, shares of Series B Preferred Stock and/or Series D Preferred Stock an installment of interest on any Note when due, if the failure continues for 30 days after the date when due;

(c) the Company’s failure to timely provide notice with respect to any conversion or redemption of the Notes or failure to timely provide shares of Common Stock upon conversion of the Notes;

(d) the Company’s failure to comply with any other term, covenant or agreement contained in the Notes or this Indenture, if the failure is not cured within 60 days after notice to the Company by the Trustee or to the Trustee and the Company by Holders of at least 25% in aggregate principal amount of the applicable Notes then outstanding, in accordance with this Indenture;

(e) [Reserved];

(f) [Reserved];

(g) the Company or any of its Significant Subsidiaries, pursuant to or within the meaning of the United States Bankruptcy Code: (A) commences a voluntary case; (B) consents to the entry of an order for relief against it in an involuntary case; (C) consents to the appointment of a Custodian of it or for all or substantially all of its property; (D) makes a general assignment for the benefit of its creditors, or (E) admits in writing that it is generally not paying its debts (other than debts which are the subject of a bona fide dispute) as they become due; and

(h) a court of competent jurisdiction enters an order or decree under any bankruptcy code that remains unstayed and in effect for 60 days and: (A) is for relief against the Company or any of its Significant Subsidiaries in an involuntary case; (B) appoints a Custodian of the Company or any of its Significant Subsidiaries or for all or substantially all of the property of the Company or any of its Significant Subsidiaries; or (C) orders the liquidation of the Company or any of its Significant Subsidiaries.

Section 5.02 ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.

If an Event of Default, other than an Event of Default specified in Section 5.01(g) or 5.01(h), occurs and is continuing, either the Trustee, by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes Outstanding, by notice to the Company and the Trustee, may declare the principal of, (and premium, if any) accrued and unpaid interest on, all the then Outstanding Notes to be immediately due and payable in cash. In the case of an Event of Default specified in Section 5.01(g) or 5.01(h) occurs and is continuing, then the principal amount of, and accrued and unpaid interest on, all the Notes shall automatically become and be immediately due and payable in cash without any declaration or other act on the part of the Trustee or any Holder.

At any time after a declaration of acceleration has been made, the Holders of a majority in aggregate principal amount of the Notes Outstanding, by written notice to the Trustee, may rescind and annul such declaration and its consequences if

(a) the rescission would not conflict with any order or decree;

(b) all Events of Default, other than the non-payment of accelerated principal of (or premium, if any, on) or interest, have been cured or waived; and

(c) all amounts due to the Trustee are paid.

The Trustee is not obligated to exercise any of its rights or powers at the request or demand of the Holders, unless the Holders have offered to the Trustee security or indemnity that is satisfactory to the Trustee against the costs, expenses and liabilities that the Trustee may incur to comply with the request or demand. Subject to applicable law and the Trustee’s rights to indemnification, the Holders of a majority in aggregate principal amount of the Outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, if the Trustee, being advised by counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith shall determine that the action or proceeding so directed would involve the Trustee in personal liability or expense for which it is not adequately indemnified, or that the Trustee determines is unduly prejudicial to the rights of any other Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

Section 5.03 COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE.

If an Event of Default specified in Section 5.01(a) or 5.01(b) occurs and is continuing, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid (and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders under this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights or any proper remedy, subject however to Section 5.13. No recovery of any such judgment upon any property of the Company shall affect or impair any rights, powers or remedies of the Trustee or the Holders.

Section 5.04 TRUSTEE MAY FILE PROOFS OF CLAIM.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Notes, to take such other actions (including participating as a member, voting or otherwise, of any official committee of creditors appointed in such matter) and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its Agents and counsel) and of the Holders allowed in such judicial proceeding, and

(b) to collect, receive and distribute any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its Agents and counsel, and any other amounts due the Trustee under Section 6.07.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of such Holders, vote for the election of a trustee in bankruptcy or other similar official.

Section 5.05 TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF NOTES.

All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its Agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

Section 5.06 APPLICATION OF MONEY AND PROPERTY COLLECTED.

Any money and property collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money and property on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 6.07;

SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively; and

THIRD: The balance, if any, to the Person or Persons entitled thereto, including the Company or any other obligor on the Notes, as their interests may appear or as a court of competent jurisdiction may direct in writing; provided that all sums due and owing to the Holders and the Trustee have been paid in full as required by this Indenture.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 5.06.

Section 5.07 LIMITATION ON SUITS.

No Holder of any Notes shall have any right to institute any proceeding with respect to its rights, or for the appointment of a receiver or a Trustee, or for any other remedy hereunder, unless

(a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(b) the Holders of at least 25% in aggregate principal amount of the Outstanding Notes shall have made written request to the Trustee to pursue the remedy;

(c) such Holder or Holders have offered and, if requested, provided to the Trustee indemnity satisfactory to it against any loss, liability or expense to be incurred in compliance with such request; and

(d) the Trustee fails to comply with the request within 60 days after the Trustee receives the notice, request and offer of indemnity and does not receive, during those 60 days, from Holders of a majority in aggregate principal amount of the Notes then outstanding, a direction that is inconsistent with the request.

Notwithstanding any other provision of this Indenture and any provision of any Note, each Holder shall have the right to receive payment or delivery, as the case may be, of (x) the principal (including the Redemption Price, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon conversion of, such Note, on or after the respective due dates expressed or provided for in such Note or in this Indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be.

A Holder may not use this Indenture to prejudice the rights of another Holder to obtain a preference or priority over another Holder.

Section 5.08 UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM AND INTEREST.

Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article Eleven) and in such Note of the principal of (and premium, if any) and (subject to Section 3.07) interest on such Note on the respective Stated Maturities expressed in such Note (or, in the case of redemption or repurchase, on the Redemption Date or repurchase date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 5.09 RESTORATION OF RIGHTS AND REMEDIES.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, any other obligor on the Notes, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 5.10 RIGHTS AND REMEDIES CUMULATIVE.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.11 DELAY OR OMISSION NOT WAIVER.

No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 5.12 CONTROL BY HOLDERS.

The Holders of not less than a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided that:

(a) such direction shall not be in conflict with any rule of law or with this Indenture,

(b) the Trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the Holders not consenting (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unjustly prejudicial to such Holders); and

(c) subject to the provisions of Section 3.15 of the Trust Indenture Act, the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 5.13 WAIVER OF PAST DEFAULTS.

The Holders of a majority in aggregate principal amount of the Outstanding Notes may by notice to the Trustee waive any past Default or Event of Default and its consequences under this Indenture other than a Default or Event of Default:

(a) in the payment of principal of, premium, if any, or interest on, any Note or in the payment of the Redemption Price;

(b) arising from the Company’s failure to convert or redeem any Note in accordance with this Indenture; or

(c) in respect of any provision under this Indenture that cannot be modified or amended without the consent of the Holders of each Outstanding Note affected.

The Company will promptly notify the Trustee in writing upon its becoming aware of the occurrence of any Default or Event of Default, its status and what action the Company is taking or proposes to take in respect thereof. In addition, the Company is required to furnish to the Trustee, on an annual basis within 180 days after January 1 in any year, beginning January 1, 2022, a written certificate by the Company’s Officers stating whether they have actual knowledge of any Default or Event of Default by the Company in performing any of its obligations under this Indenture or the Notes and describing any such Default or Event of Default. If a Default or Event of Default has occurred and the Trustee has received notice of the Default or Event of Default in accordance with this Indenture, the Trustee must mail to each registered Holder of applicable Notes a notice of the Default or Event of Default within 90 days after receipt of the notice. However, the Trustee need not mail the notice if the Default or Event of Default:

(a) has been cured or waived; or

(b) is not in the payment or delivery of any amounts due (including upon conversion or redemption) with respect to any Note and the Trustee in good faith determines that withholding the notice is in the best interests of Holders.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 5.14 WAIVER OF STAY OR EXTENSION LAWS.

Each of the Company and any other obligors upon the Notes covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of the Company and any such obligor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.15 UNDERTAKING FOR COSTS.

All parties to this Indenture agree, and each Holder of any Note by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.15 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Note on or after the respective Stated Maturities expressed in such Note (or, in the case of redemption, on or after the Redemption Date).

Article 6.
THE TRUSTEE

Section 6.01 CERTAIN DUTIES AND RESPONSIBILITIES.

(a) Except during the continuance of an Event of Default,

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith or willful misconduct on its part, as determined in a final and non-appealable decision of a court of competent jurisdiction, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture, but not to verify the contents thereof.

(b) In case an Event of Default has occurred and is continuing of which written notice of such Event of Default shall have been given to the Trustee by the Company, any other obligor of the Notes or by any Holder, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, EXCEPT that

(i) this paragraph (c) shall not be construed to limit the effect of paragraph (a) of this Section 6.01;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved in a final and non-appealable decision of a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in aggregate principal amount of the Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

(iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.01.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(f) The Trustee shall not be deemed to have knowledge of any Default or Event of Default or fact or event which might require the Trustee to take any action or give any notice unless it has received written notice from the Company, any other obligor of the Notes or any Holder of the circumstances constituting the same and stating so in such written notification thereof.

(g) The Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article Ten. Delivery of reports, information and documents to the Trustee is for information purposes only and the receipt by the Trustee of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder, as to which the Trustee is entitled to rely on Officers’ Certificates.

(h) Any permissive right or authority granted to the Trustee shall not be construed as a mandatory duty.

Section 6.02 NOTICE OF DEFAULTS.

Within 90 days after the receipt of written notice from the Company, any other obligor of the Notes or any Holder of the occurrence of any Default or Event of Default hereunder, the Trustee shall transmit in the manner and to the extent provided in TIA Section 313(c), mail notice of such Default or Event of Default hereunder known to the Trustee, unless such Default or Event of Default shall have been cured or waived or, is not in the payment or delivery of any amounts due (including upon conversion) with respect to any Note and the Trustee in good faith determines that withholding notice is in the best interests of the Holders. In addition, the Trustee shall have no obligation to accelerate the Notes if in the judgment of the Trustee acceleration is not in the interest of the Holders of such Notes.

Section 6.03 CERTAIN RIGHTS OF TRUSTEE.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Subject to the provisions of TIA Sections 315(a) through 315(d):

(i) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution;

(iii) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers’ Certificate or an Opinion of Counsel, or both;

(iv) the Trustee may consult with counsel of its selection and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(v) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses, losses and liabilities which might be incurred by it in compliance with such request or direction;

(vi) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(vii) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

(viii) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; provided that the Trustee’s conduct does not constitute negligence or willful misconduct.

(c) The Trustee shall not be required to expend or risk its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(e) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(f) The Trustee may make a written request that the Company deliver to the Trustee within five Business Days a certificate setting forth the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture.

(g) Unless otherwise required by applicable law, the Trustee shall not have any duty (1) to see to any recording, filing or depositing of this Indenture or any Indenture referred to herein, or see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof or (2) to see to any insurance.

(h) Unless otherwise required by applicable law, the Trustee shall not be required to give any bond or surety in respect of the execution of the powers granted hereunder.

Section 6.04 TRUSTEE NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF NOTES.

The recitals contained herein and in the Notes, except for the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.

Section 6.05 MAY HOLD NOTES.

The Trustee, any Paying Agent, any Note Registrar, any Authenticating Agent or any other Agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Note Registrar, Authenticating Agent or such other Agent; provided however, that, if it acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

Section 6.06 MONEY HELD IN TRUST.

All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust hereunder for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

Section 6.07 COMPENSATION AND REIMBURSEMENT.

(a) The Company agrees to pay to the Trustee from time to time such compensation as shall be agreed to in writing between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b) The Company agrees, except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents, professional advisers and counsel and costs and expenses of collection), except any such expense, disbursement or advance as may be attributable to its willful misconduct or negligence, as determined in a final and non-appealable decision of a court of competent jurisdiction; and

(c) The Company agrees to indemnify each of the Trustee or any predecessor Trustee (and their respective directors, officers, employees and agents) for, and to hold it harmless against, any and all loss, damage, claim, liability or expense, including taxes (other than taxes based on the income of the Trustee) incurred without willful misconduct or negligence on its part, as determined in a final and non-appealable decision of a court of competent jurisdiction, arising out of or in connection with the acceptance or administration of this Indenture, the Notes or the trust created hereby, including the reasonable costs and expenses of defending itself against any claim (regardless of whether such claim is asserted by the Company, a Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

The obligations of the Company under this Section 6.07 to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. As security for the performance of such obligations of the Company, the Trustee shall have a lien prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest on particular Notes.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.01(g) or (h), the expenses (including the reasonable charges and expenses of its counsel) of and the compensation for such services are intended to constitute expenses of administration under any applicable Bankruptcy Law.

The provisions of this Section 6.07 shall survive the termination of this Indenture or the earlier resignation or removal of the Trustee.

Section 6.08 CORPORATE TRUSTEE REQUIRED; ELIGIBILITY.

There shall be at all times a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a), and which shall have a combined capital and surplus of at least $100,000,000 (or in the case of a corporation included in a bank holding company system, the related bank holding company shall have a combined capital and surplus of at least $100,000,000). If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 6.08, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.08, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 6.09 RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of this Section 6.09.

(b) The Trustee may resign at any time by giving written notice thereof to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument executed by authority of the Board of Directors of the Company, a copy of which shall be delivered to the resigning Trustee and a copy to the successor trustee. If an instrument of acceptance required by this Section 6.09 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c) The Trustee may be removed at any time by Act of the Holders of not less than a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company.

(d) If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes of such series.

(e) If at any time:

(i) the Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder for at least six months, or

(ii) the Trustee shall cease to be eligible under Section 6.08 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder for at least six months, or

(iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a Custodian of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, by a Board Resolution, may remove the Trustee, or (ii) subject to TIA Section 315(e), any Holder who has been a bona fide Holder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution of the Board of Directors of the Company, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(g) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders in the manner provided for in Section 1.06. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

Section 6.10 ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of all its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 6.11 MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS.

Any corporation or national association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or national association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or national association succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation or national association shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In case at that time any of the Notes shall not have been authenticated, any successor Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force and effect which this Indenture provides for the certificate of authentication of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Article 7.
HOLDERS LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 7.01 COMPANY TO FURNISH TRUSTEE NAMES AND ADDRESSES.

The Company will furnish or cause to be furnished to the Trustee

(a) semi-annually, not more than 10 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and

(b) at such other times as the Trustee may reasonably request in writing, within 30 days after receipt by the Company of any such request, a list of similar form and content to that in paragraph (a) hereof as of a date not more than 15 days prior to the time such list is furnished; provided, however, that if and so long as the Trustee shall be the Note Registrar, no such list need be furnished.

Section 7.02 DISCLOSURE OF NAMES AND ADDRESSES OF HOLDERS.

Every Holder, by receiving and holding Notes, agrees with the Company and the Trustee that none of the Company or the Trustee or any agent of any of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

Section 7.03 REPORTS BY TRUSTEE.

Within 60 days after February 15 of each year commencing with February 15, 2022, the Trustee shall transmit to the Holders, in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such reporting date if required by TIA Section 313(a).

Article 8.
[RESERVED]

Article 9.
SUPPLEMENTS AND AMENDMENTS TO INDENTURE

Section 9.01 SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS.

Without notice to or the consent of any Holder, the Company may, with the consent of the Trustee, at any time and from time to time, amend or supplement this Indenture or the Notes, in form satisfactory to the Trustee, for any of the following purposes to:

(a) evidence the assumption of its obligations under the Indenture and the Notes by a successor upon its consolidation or merger or the sale, transfer, lease, conveyance or other disposition of all of or substantially all of its property or assets in accordance with the Indenture;

(b) make adjustments in accordance with this Indenture to the right to convert the Notes upon certain reclassifications in its Common Stock and certain consolidations, mergers, and binding share exchanges involving the Company and upon the sale, transfer, lease, conveyance or other disposition of all or substantially all of its property or assets;

(c) add guarantees with respect to, or secure its obligations in respect of, the Notes;

(d) add to its covenants for the benefit of the Holders or to surrender any right or power conferred upon the Company;

(e) cure any ambiguity, defect, omission or inconsistency in this Indenture;

(f) comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act as in effect on the date on which this Indenture is qualified thereunder;

(g) to pay interest in accordance with the terms of this Indenture;

(h) make any change that does not adversely affect the rights of any Holder, subject to the provisions of this Indenture;

(i) provide for the appointment of a successor Trustee, Note Registrar, Paying Agent, or Conversion Agent;

(j) comply with the rules of any applicable securities depositary in a manner that does not adversely affect the rights of any Holder; or

(k) to conform the provisions of this Indenture or the Notes to the “Description of Notes” section of the Prospectus to the extent that such provision in the “Description of the Notes” was intended (as evidenced by an Officers’ Certificate of the Company) to be a verbatim recitation of a provision of this Indenture or the Notes.

Section 9.02 SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS.

With the written consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Notes delivered to the Company and the Trustee (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), the Company and the Trustee may amend or supplement this Indenture or the Notes for the purpose of adding any provisions hereto or thereto, changing in any manner or eliminating any of the provisions hereunder or thereunder or of modifying in any manner the rights of the Holders hereunder or thereunder and any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes, other than Notes beneficially owned by the Company or its affiliates; provided, however, that no such amendment, supplement or waiver shall, without the consent of the Holder of each Outstanding Note affected thereby (with respect to any Notes held by a nonconsenting Holder):

(a) change the stated maturity of the principal of, or the payment date of any installment of interest on, or any additional amounts with respect to, any Note;

(b) reduce the principal amount of, or any premium or interest on, any Note;

(c) change the manner, consideration or currency of payment of principal of, or any premium or interest on, any Note;

(d) impair the right to institute a suit for the enforcement of any payment on, or with respect to, or of the conversion of, any Note;

(e) modify, in a manner adverse to the Holders, the provisions of this Indenture relating to the Redemption Price or the Company’s obligation to pay the Redemption Price when due;

(f) modify the ranking provisions of this Indenture, relative to other indebtedness of the Company in a manner adverse to the Holders;

(g) reduce the percentage in aggregate principal amount of Outstanding Notes whose Holders must consent to a modification or amendment of this Indenture or the Notes;

(h) reduce the percentage in aggregate principal amount of Outstanding Notes whose Holders must consent to a waiver of compliance with any provision of this Indenture or the Notes or a waiver of any Default or Event of Default; or

(i) modify the provisions of this Indenture with respect to modification and waiver (including waiver of a Default or Event of Default), except to increase the percentage required for modification or waiver or to provide for the consent of each affected Holder.

It shall not be necessary for any Act of Holders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 9.03 EXECUTION OF SUPPLEMENTAL INDENTURES.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall receive, and shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel, each stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and, with respect to such Opinion of Counsel, that such amended or supplemental indenture is a valid and binding obligation of the Company, enforceable against it in accordance with its terms (subject to customary conditions). The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties, privileges, protections, indemnities or immunities under this Indenture or otherwise.

Section 9.04 EFFECT OF SUPPLEMENTAL INDENTURES.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby (except as provided in Section 9.02).

Section 9.05 CONFORMITY WITH TRUST INDENTURE ACT.

Every supplemental indenture executed pursuant to the Article shall conform to the requirements of the Trust Indenture Act as then in effect.

Section 9.06 REFERENCE IN NOTES TO SUPPLEMENTAL INDENTURES.

Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form satisfactory to the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee, upon receipt of a Company Order in exchange for Outstanding Notes.

Failure to make the appropriate notation or issue a new Note in accordance with this Section will not affect the validity and effect of such supplemental indenture.

Section 9.07 NOTICE OF SUPPLEMENTAL INDENTURES.

Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 9.02, the Company shall give notice thereof to the Holders of each Outstanding Note affected, in the manner provided for in Section 1.06, setting forth in general terms the substance of such supplemental indenture.

Article 10.
COVENANTS

Section 10.01 PAYMENT OF PRINCIPAL, PREMIUM, IF ANY, AND INTEREST.

The Company covenants and agrees for the benefit of the Holders that it will duly and punctually pay the principal of (and premium, if any) and interest on the Notes in accordance with the terms of the Notes and this Indenture. On the Maturity Date, the Company may repay the principal accrued on the Notes: (a) in cash; (b) in Common Stock as provided in Section 14.01(b) of this Indenture; or (c) in any combination of (a) and (b). To the extent paid in cash, principal shall be considered paid on the date it is due if the Trustee or Paying Agent holds, for the benefit of the Holders, as of 10:00 a.m., New York City time on that date U.S. legal tender designated for and sufficient to pay such principal or interest then due, or the Company consummates the conversion of Notes in accordance with Article 14 by such date.

Section 10.02 MAINTENANCE OF OFFICE OR AGENCY.

The Company will maintain an office or agency where the Notes may be surrendered for registration of transfer or exchange, where the Notes may be presented for payment or conversion and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The designated office of the Trustee shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its Agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

Section 10.03 MONEY FOR NOTE PAYMENTS TO BE HELD IN TRUST.

If the Company shall at any time elect to make cash payments in respect of principal of (or premium, if any) or cash interest, if any, on any of the Notes, and the Company at such time is acting as its own Paying Agent, the Company shall segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay in cash the principal of (or premium, if any) or cash interest so becoming due until such sums shall be paid in cash to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure to so act.

Whenever the Company elects to make cash payments in respect of principal of (or premium, if any) or cash interest, if any, on any of the Notes, and at such time has appointed one or more Paying Agents for the Notes, the Company will, on or before each due date of the principal of (premium, if any) or cash interest on any Notes, deposit with a Paying Agent a sum in same day funds (or New York Clearing House funds if such deposit is made prior to the date on which such deposit is required to be made) sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure to so act.

The Company will cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 10.03, that such Paying Agent will:

(a) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(b) give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any payment of principal (and premium, if any) or interest; and

(c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at any time pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (or premium, if any) or interest on any Note and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment to the Company, may at the written request and expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 10.04 CORPORATE EXISTENCE.

The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate rights (charter and statutory) licenses and franchises of the Company, except to the extent that the failure to be so qualified could not reasonably be expected to have a material adverse effect; provided, however, that the Company shall not be required to preserve any such existence (except that of the Company), right, license or franchise if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not, and will not be, disadvantageous in any material respect to the Holders.

Section 10.05 PAYMENT OF TAXES AND OTHER CLAIMS.

The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary prior to the date on which material penalties attach thereto and (b) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a material liability or lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate accruals, if necessary (in the good faith judgment of management of the Company) are being maintained in accordance with GAAP.

Section 10.06 MAINTENANCE OF PROPERTIES.

The Company will cause all material properties owned by the Company or used or held for use in the conduct of its business to be maintained and kept in normal condition, repair and working order, ordinary wear and tear excepted, and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly conducted at all times, except to the extent the failure to so maintain and preserve or so comply could not reasonably be expected to have a material adverse effect; provided, however, that nothing in this Section 10.06 shall prevent the Company from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business and not adverse in any material respect to the Holders.

Section 10.07 COMPLIANCE WITH LAWS.

The Company shall comply with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental regulatory authority, in respect of the conduct of their respective businesses and the ownership of their respective properties, except such as may be contested in good faith or as to which a bona fide dispute may exist and except for such noncompliances as would not in the aggregate have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

Section 10.08 NOTICES TO THE TRUSTEE

(a) The Company shall provide prompt written notice to the Trustee of any change to its fiscal year, which as of the date hereof ends on December 31.

(b) When any Default has occurred and is continuing under this Indenture, or if the trustee for or the holder of any other evidence of indebtedness of the Company or any Subsidiary gives any notice or takes any other action with respect to a claimed default (other than with respect to indebtedness in the principal amount of less than $5.0 million), the Company shall notify the Trustee in writing of such event, notice or other action within five Business Days of its occurrence. The Company shall furnish to the Trustee, not less than annually, an Officers’ Certificate certifying that, to the knowledge of the Company, it is in compliance with all conditions and covenants under the Indenture.

Section 10.09 COMMISSION REPORTS AND REPORTS TO HOLDERS.

The Company will deliver to the Trustee (without exhibits), within 15 days after it is required to file them with the Commission copies of: (A) annual reports on Form 10-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form); (B) reports on Form 10-Q (or any successor or comparable form); (C) reports on Form 8-K (or any successor or comparable form); and (D) any other information, documents and other reports which the Company would be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act; provided, however, if the Company is not obligated to file such reports with the Commission or if the Commission does not permit such filing, the Company shall make available such information to prospective purchasers of the Notes, in addition to providing such information to the Trustee and the Holders of the Notes, in each case within 15 days after the time the Company would have been required to file such information with the Commission, if it were subject to Sections 13 or 15(d) of the Exchange Act. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates). The Company shall be deemed to have furnished the reports, documents and information referred to above to the Trustee, the Holders and/or the prospective purchasers of the Notes, if the Company has filed such reports, documents or information with the Commission via the EDGAR filing system (or any successor system) and/or posted such reports, documents or information on the Company’s website and such reports, documents and information are publicly available. Without limiting the effect of the preceding sentence, the Trustee shall have no obligation to monitor whether the Company posts such reports, information and documents on the Company’s website or the Commission’s EDGAR service, or to collect any such information from the Company’s website or the Commission’s EDGAR service. The Trustee shall have no liability or responsibility for the content, filing or timeliness of any report delivered or filed under or in connection with this Indenture or the transactions contemplated hereunder.

Article 11.
REDEMPTION OR REPURCHASE OF NOTES

Section 11.01 OPTIONAL REDEMPTION.

(a) After January 1, 2024, the Company may redeem the Notes, in whole or from time to time in part, at the Company’s option at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest as of the Redemption Date (the “Redemption Price”). The Redemption Price may be paid: (a) in cash; (b) in shares of Common Stock; or (c) in any combination of (a) and (b). For purposes of determining the value of Common Stock paid as all or part of the Redemption Price, each share of Common Stock shall be deemed to have a value equal to the product of (x) the average VWAPs for the Common Stock for the 15 consecutive Trading Days ending on the third Business Day immediately preceding the relevant Redemption Date and (y) 0.55.

Section 11.02 APPLICABILITY OF ARTICLE.

Redemption of Notes at the election of the Company or otherwise, as permitted or required by any provision of this Indenture or the Notes, shall be made in accordance with such provision and this Article.

Section 11.03 ELECTION TO REDEEM; NOTICE TO TRUSTEE.

The election of the Company to redeem any Notes pursuant to Section 11.01 shall be evidenced by a Board Resolution of the Board of Directors of the Company. In case of any redemption at the election of the Company, the Company shall, at least 3 Business Days prior to the date notice is required to be sent to Holders (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date, the paragraph of the Notes or Section of this Indenture pursuant to which the Notes are to be redeemed, and of the principal amount of Notes to be redeemed.

Section 11.04 NOTICE OF REDEMPTION.

Notice of redemption shall be given by the Company in the manner provided for in Section 1.06 at least 10 but not more than 60 days prior to the Redemption Date, to each Holder to be redeemed at such Holder’s registered address.

All notices of redemption shall be prepared by the Company and shall state:

(b) the Redemption Date,

(c) the Redemption Price payable as provided in Section 11.06, if any,

(d) if less than all Outstanding Notes are to be redeemed, the identification (and, in the case of a partial redemption, the principal amounts) of the particular Notes to be redeemed,

(e) in case any Note is to be redeemed in part only, the notice which relates to such Note shall state that on and after the Redemption Date, upon surrender of such Note, the Holder shall receive, without charge, a new Note or Notes of authorized denominations for the principal amount thereof remaining unredeemed,

(f) what percentage of the Redemption Price will be paid in cash or in Common Stock,

(g) that on the Redemption Date the Redemption Price will become due and payable upon each such Note, or the portion thereof, to be redeemed, and, unless the Company defaults in making the redemption payment, that interest on Notes called for redemption (or the portion thereof) will cease to accrue on and after said date,

(h) the place or places where such Notes are to be surrendered for payment of the Redemption Price and accrued interest, if any,

(i) the name and address of the Paying Agent,

(j) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price,

(k) the CUSIP number, and that no representation is made as to the accuracy or correctness of the CUSIP number, if any, listed in such notice or printed on the Notes, and

(l) the paragraph of the Notes or Section of this Indenture pursuant to which the Notes are to be redeemed.

At the Company’s request, the Trustee will give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 45 days prior to the Redemption Date, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 11.05 DEPOSIT OF REDEMPTION PRICE.

If the Company elects to pay the Redemption Price in cash, then prior to 10:00 a.m. (New York City time) on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money sufficient to pay the Redemption Price of, and accrued interest on, all the Notes which are to be redeemed on that date.

If the Redemption Date falls after a Record Date and on or prior to the corresponding Interest Payment Date, the Company will pay the full amount of accrued and unpaid interest due on such Interest Payment Date to the Holder of record at the close of business on the corresponding Regular Record Date. On and after the Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds (to the extent the Company elects to pay the Redemption Price in cash) and issues Common Stock to the Holders (to the extent the Company elects to pay the Redemption Price in shares of Common Stock) in full satisfaction of the applicable Redemption Price, pursuant to this Indenture.

If the Company elects to pay the Redemption Price in shares of the Company’s Common Stock, then the Company shall direct the Trustee by Company Order to make a notation on such Global Note or an adjustment on the Trustee’s books and records as to the reduction in the principal amount represented thereby, and the Company shall take all actions as may be necessary or appropriate to effectuate the issuance of shares of the Company’s Common Stock to the Holders. For the avoidance of doubt, in no event shall the Trustee, in its capacity as Paying Agent, be required to hold shares of the Company’s Common Stock in trust in connection with a redemption of the Notes.

Section 11.06 NOTES PAYABLE ON REDEMPTION DATE.

Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price, and such Notes shall be cancelled by the Trustee; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes or one or more predecessor Notes registered as such at the close of business on the relevant Regular Record Date according to their terms and the provisions of Section 3.07.

If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes.

Section 11.07 SELECTION OF NOTES TO BE REDEEMED.

If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed (a) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed (and the Company shall notify the Trustee of any such listing), or (b) if the Notes are not listed on a national securities exchange, (i) on a pro rata basis to the extent practicable or (ii) by lot or such other similar method in accordance with the procedures of the Depository (to the extent the Notes are Global Notes).

Section 11.08 NOTES REDEEMED IN PART.

Any Note which is to be redeemed only in part (pursuant to the provision of this Article) shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to Section 10.01 (with, if the Company or the Trustee so require, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

Article 12.
SUBORDINATION

Section 12.01 AGREEMENT TO SUBORDINATE.

The Company, for itself, its successors and assigns, covenants and agrees, and each Holder of a Note likewise covenants and agrees by its acceptance thereof, that the obligation of the Company to make any payment on account of the principal and interest on each and all of the Notes shall be subordinate and junior in right of payment to the Company’s Obligations to the holders of Senior Indebtedness to the extent provided herein, and that in the case of any insolvency, receivership, conservatorship, reorganization, readjustment of debt, marshalling of assets and liabilities or similar proceedings or any liquidation or winding-up of or relating to the Company as a whole, whether voluntary or involuntary, all Obligations to holders of Senior Indebtedness shall be entitled to be paid in full before any payment shall be made on account of the principal or interest on the Notes. In the event of any such proceeding, after payment in full of all sums owing with respect to Senior Indebtedness, the Holders of the Notes, together with the holders of any Obligations of the Company Ranking on a Parity with the Notes, shall be entitled to be paid from the remaining assets of the Company the amounts at the time due and owing on account of unpaid principal and interest on the Notes before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or any Obligations of the Company Ranking Junior to the Notes. In addition, subject to the provisions of Section 12.03, in the event of any such proceeding, if any payment or distribution of assets of the Company of any kind or character, whether in cash, property or Notes, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Notes, shall be received by the Trustee or any Holder of the Notes before all Senior Indebtedness is paid in full and if such Holder or the Trustee, as the case may be, receiving such payment is aware at the time of receipt that all Senior Indebtedness has not been paid in full, then such payment or distribution shall, if received by any Holder, be held in trust for the benefit of the holders of Senior Indebtedness or, if received by the Trustee, shall be held by it and delivered forthwith to the trustee in bankruptcy, receiver, assignee, agent or other Person making payment or distribution of the assets of the Company, and, in each case, shall be applied to the payment of all Senior Indebtedness remaining unpaid, until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness. For purposes of this paragraph only, the words, “cash, property or Notes” shall not be deemed to include shares of capital stock of the Company, or indebtedness of the Company or any other company provided for by a plan of reorganization or readjustment which are subordinated in right of payment to all Senior Indebtedness which may at the time be outstanding to substantially the same extent as, or to a greater extent than, the Notes are so subordinated as provided in this Article 12. For the avoidance of doubt, the foregoing provisions relating to the preference of the Senior Indebtedness shall not be affected by the conversion of the Notes into shares of Common Stock of the Company.

The subordination provisions of the foregoing paragraph shall not be applicable to amounts at the time due and owing on the Notes on account of the unpaid principal or interest on the Notes for the payment of which funds have been deposited in trust with the Trustee or have been set aside by the Company in trust in accordance with the provisions of this Indenture; nor shall such provisions impair any rights, interests, remedies or powers of any secured creditor of the Company in respect of any security the creation of which is not prohibited by the provisions of this Indenture.

If there shall have occurred and be continuing (a) a default in any payment with respect to any Senior Indebtedness or (b) an event of default with respect to any Senior Indebtedness as a result of which the maturity thereof is accelerated, unless and until such payment default or event of default shall have been cured or waived or shall have ceased to exist, no cash payments shall be made by the Company with respect to the principal or interest on the Notes. The provisions of this paragraph shall not apply to any payment with respect to which the first paragraph of this Section 12.01 would be applicable.

The securing of any Obligations of the Company Ranking on a Parity with the Notes or Ranking Junior to the Notes shall not be deemed to prevent such Obligations from constituting Obligations of the Company Ranking on a Parity with the Notes or Ranking Junior to the Notes.

The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of its properties and assets substantially as an entirety to another Person shall not be deemed a dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of the Company for the purposes of this Section 12.01.

Section 12.02 OBLIGATION OF THE COMPANY UNCONDITIONAL.

Nothing contained in this Article 12 or elsewhere in this Indenture is intended to or shall impair, as between the Company and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay the Holders of the Notes the principal and interest on the Notes when, where and as the same shall become due and payable, all in accordance with the terms of the Notes and this Indenture, or is intended to or shall affect the relative rights of the Holders of the Notes and creditors other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the Holder of any Note from exercising all remedies otherwise permitted by applicable law upon an Event of Default under this Indenture, subject to the rights, if any, under this Article 12 of the holders of Senior Indebtedness in respect of cash, property, or securities of the Company (other than shares of the Company’s Common Stock issued upon conversion of the Notes as contemplated herein) received upon the exercise of any such remedy.

Section 12.03 NOTICE TO TRUSTEE OF FACTS PROHIBITING PAYMENT.

The Company shall give prompt written notice to a Responsible Officer of the Trustee located at the Corporate Trust Office of the Trustee of any fact known to the Company which would prohibit the making of any cash payment to or by the Trustee in respect of the Notes. Notwithstanding the provisions of this Article 12 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Notes, unless and until the Trustee shall have received at its Corporate Trust Office written notice thereof from the Company or a holder of Senior Indebtedness or from any trustee therefor, and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 6.01, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 12.03 at least five Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal or interest on any Notes), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it during or after such five Business Day period.

Subject to the provisions of Section 6.01, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing itself to be a holder of Senior Indebtedness (or a trustee therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 12, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 12, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 12.04 APPLICATION BY TRUSTEE OF MONEYS DEPOSITED WITH IT.

Anything in this Indenture to the contrary notwithstanding, any deposit of moneys by the Company with the Trustee or any other Agent (whether or not in trust) for any payment of the principal or interest on any Notes shall, except as provided in Section 12.03, be subject to the provisions of Section 12.01.

Section 12.05 SUBROGATION TO RIGHTS OF HOLDERS OF SENIOR INDEBTEDNESS.

Subject to the payment in full of all Senior Indebtedness, the Holders of the Notes shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company applicable to such Senior Indebtedness until the principal and interest on the Notes shall be paid in full. For purposes of such subrogation, none of the payments or distributions to the holders of the Senior Indebtedness to which the Holders of the Notes or the Trustee would be entitled except for the provisions of this Article 12, or of payments over pursuant to the provisions of this Article 12 to the holders of Senior Indebtedness by Holders of the Notes or the Trustee shall, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Notes, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness; it being understood that the provisions of this Article 12 are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

Section 12.06 SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR OMISSIONS OF COMPANY OR HOLDERS OF SENIOR INDEBTEDNESS.

No right of any present or future holders of any Senior Indebtedness to enforce subordination as herein provided shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof with which any such holder may have or be otherwise charged.

Section 12.07 AUTHORIZATION OF TRUSTEE TO EFFECTUATE SUBORDINATION OF NOTES.

Each Holder of a Note, by its acceptance thereof, authorizes and expressly directs the Trustee on its behalf to take such actions as may be necessary or appropriate to effectuate the subordination provided in this Article 12 and appoints the Trustee its attorney-in-fact for any and all such purposes.

If, in the event of any proceeding or other action relating to the Company referred to in the first sentence of Section 12.01, a proper claim or proof of debt in the form required in such proceeding or action is not filed by or on behalf of the Holders of the Notes prior to fifteen days before the expiration of the time to file such claim or claims, then the holder or holders of Senior Indebtedness shall have the right to file and are hereby authorized to file appropriate claim for and on behalf of the Holders of the Notes; provided, that no such filing by any holders of Senior Indebtedness shall preclude the Trustee from filing such a proof of claim on behalf of the Holders of Notes.

Section 12.08 [Reserved]

Section 12.09 RIGHT OF TRUSTEE TO HOLD SENIOR INDEBTEDNESS.

The Trustee in its individual capacity shall be entitled to all of the rights set forth in this Article 12 in respect of any Senior Indebtedness at any time held by it in its individual capacity to the same extent as any other holder of such Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder. Nothing in this Article shall subordinate to Senior Indebtedness the claims of, or any payments to, the Trustee under Section 6.07.

Section 12.10 NOT TO PREVENT EVENTS OF DEFAULT.

The failure to make a payment pursuant to the Notes by reason of any provision in this Article 12 shall not be construed as preventing the occurrence of a default or an Event of Default.

Section 12.11 ARTICLE APPLICABLE TO PAYING AGENTS.

In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article 12 shall in such case (unless the content otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Section 12.09 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

Section 12.12 RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT.

Upon any payment or distribution of assets of the Company referred to in this Article 12, the Trustee, subject to the provisions of Section 6.01, and the Holders of the Notes shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding-up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Notes for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 12.

Section 12.13 TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR INDEBTEDNESS.

The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Notes or to the Company or to any other Person, cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article 12 or otherwise.

Section 12.14 PAYMENT PERMITTED IF NO DEFAULT.

Nothing contained in this Article 12 or elsewhere in this Indenture or in any of the Notes shall prevent the Company, at any time except during the case of any insolvency, receivership, conservatorship, reorganization, readjustment or debt, marshalling of assets and liabilities or similar proceedings or any liquidation or winding-up of or relating to the Company referred to in Section 12.01 or as provided in the third paragraph of Section 12.01, and except as required by any regulatory enforcement action of any governmental body relating to the Company, from making payments at any time of principal or interest on the Notes.

Section 12.15 THIRD PARTY BENEFICIARIES.

The subordination provisions in this Article 12 are for the benefit of the holders of the Senior Indebtedness, and the holders of the Senior Indebtedness shall be deemed to be third party beneficiaries of the provisions in this Article 12.

Article 13.
MISCELLANEOUS PROVISIONS

Section 13.01 PROVISIONS BINDING ON COMPANY’S SUCCESSORS.

All the covenants, stipulations, promises and agreements of the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.

Section 13.02 OFFICIAL ACTS BY SUCCESSOR CORPORATION.

Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or Officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company.

Section 13.03 ADDRESSES FOR NOTICES, ETC.

Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders on the Company shall be deemed to have been sufficiently given or made, for all purposes if given or served by overnight courier or by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company with the Trustee) to [•]2. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to the Corporate Trust Office of the Trustee or sent electronically in PDF format.

The Trustee, by notice to the Company, may designate an additional or different address for subsequent notices or communications.

Any notice or communication delivered or to be delivered to a Holder of Definitive Notes shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the Note Register and shall be sufficiently given to it if so mailed within the time prescribed. Any notice or communication delivered or to be delivered to a Holder of Global Notes shall be delivered in accordance with the Applicable Procedures of the depositary and shall be sufficiently given to it if so delivered within the time prescribed. Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depository (or its designee) pursuant to the standing instructions from the Depository or its designee, including by electronic mail in accordance with the Depository’s Applicable Procedures.

2 Company/company counsel to provide.

Failure to mail or deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed or delivered, as the case may be, in the manner provided above, it is duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 13.04 GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE.

THIS INDENTURE AND THE NOTES SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THIS INDENTURE SHALL BE SUBJECT TO THE PROVISIONS OF THE TRUST INDENTURE ACT THAT ARE REQUIRED TO BE PART OF THIS INDENTURE AND SHALL, TO THE EXTENT APPLICABLE, BE GOVERNED BY SUCH PROVISIONS.

(a) By the execution and delivery of this Indenture, the Company submits to the non-exclusive jurisdiction of any U.S. Federal or state court located in the Borough of Manhattan in the City of New York in any suit, action or proceeding arising out of or relating to this Indenture, the Notes, or the transactions contemplated hereby. The Company agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Indenture or the Notes shall affect any right that the Trustee or any Holder may otherwise have to bring any suit, action or proceeding relating to this Indenture, the Notes or the transactions contemplated hereby against the Company or its properties in the courts of any jurisdiction.

(b) The Company hereby irrevocably and unconditionally waives to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Indenture, the Notes, or the transactions contemplated hereby in any court referred to in Section 13.04(a). The Company hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.

(c) By the execution and delivery of this Indenture, the Company (i) acknowledges that the Company has, by separate written instrument, irrevocably designated and appointed Kaufman & Canoles, P.C., 150 W. Main Street, Suite 2100, Norfolk, VA 23510 (or any successor) (together with any successor, the “Agent for Service”), as its authorized agent upon which process may be served in any suit, action or proceeding arising out of or relating to this Indenture, the Notes or the transactions contemplated hereby that may be instituted in any U.S. Federal or state court located in the Borough of Manhattan in the City of New York, or brought under U.S. Federal or state securities laws, and acknowledge that the Agent for Service has accepted such designation and (ii) agrees that service of process upon the Agent for Service (or any successor) and written notice of said service to the Company, shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the Agent for Service in full force and effect until the final satisfaction and discharge of this Indenture.

Section 13.05 EVIDENCE OF COMPLIANCE WITH CONDITIONS PRECEDENT; CERTIFICATES AND OPINIONS OF COUNSEL TO TRUSTEE

Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall, if requested by the Trustee, furnish to the Trustee an Officers’ Certificate stating that such action is permitted by the terms of this Indenture.

Notwithstanding anything to the contrary in this Section 13.05, if any provision in this Indenture specifically provides that the Trustee shall or may receive an Opinion of Counsel in connection with any action to be taken by the Trustee or the Company hereunder, the Trustee shall be entitled to, or entitled to request, such Opinion of Counsel.

Section 13.06 LEGAL HOLIDAYS.

In any case where any Interest Payment Date, any Redemption Date, Stated Maturity or Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal (or premium, if any) or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, or at the Stated Maturity or Maturity; provided that no interest shall accrue for purposes of such payment for the period from and after such Interest Payment Date, Redemption Date, Stated Maturity or Maturity, as the case may be, to the next succeeding Business Day.

Section 13.07 NO SECURITY INTEREST CREATED.

Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 13.08 BENEFITS OF INDENTURE.

Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the Holders, the parties hereto, any Paying Agent, any Conversion Agent, any Authenticating Agent, any Note Registrar and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 13.09 TABLE OF CONTENTS, HEADINGS, ETC.

The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 13.10 EXECUTION IN COUNTERPARTS.

This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Indenture as to the other parties hereto shall be deemed to be their original signatures for all purposes.

Section 13.11 SEVERABILITY.

In the event any provision of this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

Section 13.12 WAIVER OF JURY TRIAL.

EACH OF THE COMPANY AND THE TRUSTEE, ON BEHALF OF ITSELF AND THE HOLDERS, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 13.13 FORCE MAJEURE.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, or loss or malfunctions of utilities; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 13.14 CALCULATIONS.

Except as otherwise provided herein, the Company shall be responsible for making all calculations called for under the Notes and this Indenture. These calculations include, but are not limited to, determinations of the Redemption Price, the VWAPs, accrued interest payable on the Notes, the Conversion Rate of the Notes and calculations related to currency exchange rates and the Conversion Rate. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders. The Company shall provide a schedule of its calculations to the Trustee and the Conversion Agent, and the Trustee, the Paying Agent, the Note Registrar and the Conversion Agent are entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee shall forward the Company’s calculations to any Holder upon the written request of that Holder.

Section 13.15 USA PATRIOT ACT.

The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, are required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The Company agrees that it shall provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.

Section 13.16 CURRENCY CONVERSION.

Payments of principal and interest in respect of the Notes are payable in U.S. Dollars. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due under this Indenture to the Holder from U.S. dollars to another currency, the Company agrees, and each Holder by holding such Note shall be deemed to have agreed, to the fullest extent that the Company and they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures such Holder could purchase U.S. dollars with such other currency in New York City, New York on the Business Day preceding the day on which final judgment is given. The Company’s Obligations to any Holder will, notwithstanding any judgment in a currency (the “Judgment Currency”) other than U.S. dollars, be discharged only to the extent that on the Business Day following receipt by such Holder or the Trustee, as the case may be, of any amount in such Judgment Currency, such Holder may in accordance with normal banking procedures purchase U.S. dollars with the Judgment Currency.

If the amount of the U.S. dollars so purchased is less than the amount originally to be paid to such Holder or the Trustee in the Judgment Currency (as determined in the manner set forth in the preceding paragraph), as the case may be, the Company agrees, as a separate Obligation and notwithstanding any such judgment, to indemnify the Holder and the Trustee, as the case may be, against any such loss. If the amount of the U.S. dollars so purchased is more than the amount originally to be paid to such Holder or the Trustee, as the case may be, such Holder or the Trustee, as the case may be, shall pay the Company such excess; provided that such Holder or the Trustee, as the case may be, shall not have any Obligation to pay any such excess if the Company shall have failed to pay such Holder or the Trustee any amounts then due and payable under such Note or this Indenture, in which case such excess may be applied by such Holder or the Trustee to such Obligations.

Section 13.17 ANTI-MONEY LAUNDERING.

Subject at all times to Article 6, the Trustee shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Trustee, in its sole judgment, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering, anti-terrorist or economic sanctions legislation, regulation or guideline. Further, should the Trustee in its sole judgment, determine at any time that its acting under this Indenture has resulted in its being in noncompliance with any applicable anti-money laundering, anti-terrorist or economic sanctions legislation, regulation or guideline, then it shall have the right to resign in accordance with the requirements of Section 6.09.

Section 13.18 NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.19 THIRD PARTY.

The Company hereby represents to the Trustee that any account to be opened by, or interest to be held by, the Trustee in connection with this Indenture, for or to the credit of the Company, either (i) is not intended to be used by or on behalf of any third party; or (ii) is intended to be used by or on behalf of a third party, in which case, the Company hereto agrees to complete and execute forthwith a declaration in the Trustee’s prescribed form as to the particulars of such third party.

Section 13.20 WAIVER OF IMMUNITY.

To the extent that the Company or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to the Company, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of New York state or U.S. federal court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any such court in which proceedings may at any time be commenced, with respect to the obligations and liabilities of the Company, the Company hereby irrevocably and unconditionally waives or shall waive such right to the extent permitted by applicable law, and agrees not to plead or claim any such immunity and consents to such relief and enforcement.

Article 14.
CONVERSION

Section 14.01 MANDATORY CONVERSION.

(a) Upon a Change of Control, each Note shall mandatorily convert into shares of Common Stock equal to: (i) the principal amount of each Note divided by (ii) the product of (x) the average VWAPs for the Common Stock for the 15 consecutive Trading Days ending on the third Business Day immediately preceding the date of such Change of Control and (y) 0.55.

(b) On the Maturity Date, in lieu of paying the principal of the Note in cash, the Company may elect to pay such principal: (a) in cash; (b) in shares of Common Stock; or (c) in any combination of (a) or (b). To the extent principal is paid in shares of Common Stock each share of Common Stock shall be deemed to have a value equal to the product of (x) the average VWAPs for the Common Stock for the 15 consecutive Trading Days ending on the third Business Day preceding the Maturity Date and (y) 0.55.

Section 14.02 OPTIONAL CONVERSION.

The Notes are convertible, in whole or in part, at any time, at the option of the Holders thereof, into shares of Common Stock at a conversion price of $6.25 per share of Common Stock (the “Conversion Price”) (4 common shares for each $25.00 of principal amount of the Notes being converted (the “Conversion Rate”)); provided, however, that if at any time after September 21, 2023 holders of Series D Preferred Stock have required the Company to redeem (payable in cash or stock) in the aggregate at least 100,000 shares of Series D Preferred Stock, then the Conversion Price shall be adjusted to the lower of (i) 55% of the Conversion Price or (ii) a 45% discount to the lowest price at which any Series D Preferred Stock was converted by a Holder thereof into the Company’s Common Stock.

Section 14.03 LIMITATIONS ON CONVERSION

Notwithstanding any other provision of the Notes or this Indenture, no Holder of the Notes will be entitled to receive Common Stock following conversion of such Notes to the extent that receipt of such Common Stock would cause such Holder to exceed the ownership limitations set forth in Section 6.2 of the Company’s charter; provided, however, that if any delivery of Common Stock owed to a Holder upon conversion of the Notes is not made, in whole or in part, as a result of the foregoing limitation, the Company’s obligation to make such delivery shall not be extinguished and the Company shall deliver such shares as promptly as practicable after any such converting Holder gives notice to the Company that such delivery would not result in it being in violation of the ownership limitations set forth in Section 6.2 of the Company’s charter.

Section 14.04 CONVERSION PROCEDURES.

(a) Notice of conversion pursuant to Section 14.01(a) of this Indenture (the “Conversion Notice”) shall be given by the Company in the manner provided for in Section 1.06 at least 10 but not more than 60 days prior to the date of a Change of Control, if practicable, or as soon as practicable if a Change of Control occurs or is to occur, to each Holder to be converted at such Holder’s registered address.

All notices of conversion shall be prepared by the Company and shall state:

(i) the date of the Change of Control,

(ii) the aggregate principal amount of the Notes Outstanding and the amount of accrued interest to the date of the Change of Control, if any,

(iii) that on the date of the Change of Control, all Notes Outstanding will convert into shares of the Company’s Common Stock, and, unless the Company defaults in such conversion, that interest on Notes called for conversion will cease to accrue on and after said date,

(iv) the place or places where such Notes are to be surrendered for conversion,

(v) the name and address of the Paying Agent, if any,

(vi) that Notes called for conversion must be surrendered to the Paying Agent to receive the shares of the Company’s Common Stock,

(vii) whether any such conversion or notice of any conversion is, at the Company’s discretion, subject to one or more conditions precedent, including, but not limited to, a Change of Control. If such conversion or notice is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Company’s discretion, the conversion date may be delayed until such time as any or all such conditions shall be satisfied, or such conversion may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the conversion date, or by the conversion date as so delayed; and

(viii) the CUSIP number, and that no representation is made as to the accuracy or correctness of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Company’s written request, the Trustee will give the notice of conversion in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, at least three Business Days prior to the date notice is required to be given to Holders, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

(ix) On and after the conversion date, the conversion of all Holders’ Notes, as set forth in the Conversion Notice, shall become irrevocable.

(x) Notes shall be deemed to have been converted immediately upon the opening of business on the conversion date, and at such time the rights of the Holders of such Notes as Holders will cease, and the Person or Persons entitled to receive the shares of Common Stock payable and issuable upon conversion will be treated for all purposes as the payee or payees of such payment and the record Holder or Holders of such Common Stock at such time.

(b) Following any conversion date or the Maturity Date, if Common Stock is used in whole or in part to pay principal of the Notes, the Company shall satisfy its obligations with respect to such conversion by either:

(i) delivering to the Conversion Agent, for delivery to the Holder (or such other Person as may be named in the Conversion Notice if applicable), the cash payment, if any, together with certificates representing the number of shares of Common Stock, payable and issuable upon the conversion; or

(ii) delivering to such Holder the cash payment, if any, together with such number of shares of Common Stock payable and issuable upon such conversion in accordance with the Applicable Procedures, in each case, together with payment in lieu of fractional shares, if any, as provided in Section 14.03(c) below (such cash payment and delivery of shares, if any, the “Settlement”); provided that shares of Common Stock only will be deliverable in certificated form if the Company determines that delivery is required in certificated shares either because (i) delivery to the Holder (or such other Person named in the relevant Conversion Notice) is not practicable in accordance with the Applicable Procedures or (ii) in the opinion of legal counsel, delivery is required in certificated form in order to comply with the requirements of applicable securities laws. Settlement shall occur within 5 Business Days.

(c) No fractional shares of Common Stock shall be issued upon conversion of any Note or Notes. If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof) so surrendered. Instead of any fractional share of Common Stock that would otherwise be issuable upon conversion of any Note or Notes (or specified portions thereof), the Company shall calculate and pay a cash adjustment for the fractional amount (calculated to the nearest 1/100th of a share) based upon the applicable Conversion Rate or deemed value as the case may be. The amount of the cash adjustment payable in lieu of issuing such fractional share shall be equal to such fractional share otherwise issuable multiplied by the deemed value of one share of Common Stock.

(d) Upon conversion, a Holder shall not receive any payment of an installment of interest for accrued and unpaid interest except as set forth below. The Settlement shall be deemed to satisfy the Company’s obligation to pay the principal amount of the Notes and accrued and unpaid interest to, but not including, the conversion date or the Maturity Date, as the case may be. As a result, accrued and unpaid interest to, but not including, the conversion date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. If Notes are converted after a Regular Record Date for the payment of an installment of interest, notwithstanding such prior Regular Record Date, such interest shall be included in the calculation of the shares of the Company’s Common Stock to be issued on the conversion date.

(e) Subject to Section 14.03(f), before any Holder of a Note shall be entitled to convert a Note as set forth above in Section 14.02, such Holder shall (i) in the case of a Global Note, comply with the Applicable Procedures of the Depository and any transfer agent in effect at that time and, if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled, and if the conversion occurs prior to the Common Stock being fully DTC FAST eligible, in addition to Depository’s standard procedures, converting Holders shall need to provide the transfer agent with physical documentation, which forms shall be provided by the transfer agent to the Holder (or its representative if directed by the Holder), and (ii) in the case of a Definitive Note (1) complete, manually sign and deliver an irrevocable notice to the Conversion Agent as set forth in the Form of Notice of Conversion (or a facsimile, PDF or other electronic transmission thereof) (a notice pursuant to the Applicable Procedure of the Depository or a notice as set forth in the Form of Notice of Conversion), at the office of the Conversion Agent and state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any Common Stock to be delivered upon Settlement of the Conversion Rate to be registered, (2) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (3) if required, furnish appropriate endorsements and transfer documents and (4) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled. The Trustee (and if different, the Conversion Agent) shall notify the Company of any conversion pursuant to this Article 14 on the conversion date for such conversion.

If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Rate with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(f) If a Holder submits a Note for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issuance of any Common Stock upon conversion, unless the tax is due because the Holder requests such Common Stock to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder’s name until the Trustee receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.

(g) Upon the conversion of an interest in a Global Note, the Trustee, or the Notes Custodian at the direction of the Trustee, shall make a notation on such Global Note or an adjustment on the Trustee’s books and records as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

Section 14.05 NO RESPONSIBILITY OF TRUSTEE FOR CONVERSION PROVISIONS.

The Company is responsible for all calculations under the Indenture and the Notes, including the determination of Conversion Rate, and the VWAPs of the Common Stock. The Company shall make all such calculations in good faith. In the absence of manifest error, such calculations shall be final and binding on all Holders. The Company shall provide a copy of such calculations to the Trustee and the Conversion Agent, as required hereunder, and, the Trustee and the Conversion Agent shall be entitled to conclusively rely on the accuracy of any such calculation without independent verification.

The Trustee shall not be under any responsibility to perform any calculations under the Indenture. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of the Notes, and the Trustee shall not be responsible for the Company’s failure to comply with any provision of this Article 14. The Conversion Agent shall have the same protection under this Section 14.04 as the Trustee.

Section 14.06 ADJUSTMENT OF CONVERSION RATES.

The applicable Conversion Rate shall be adjusted from time to time by the Company as follows:

(a) In case the Company shall hereafter pay a dividend or make a distribution to all or substantially all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying such Conversion Rate in effect at the opening of business on the date following the Common Stock Record Date by a fraction,

(i) the numerator of which shall be sum of (x) the number of shares of Common Stock outstanding at the close of business on the Common Stock Record Date and (y) the total number of shares of Common Stock constituting such dividend or other distribution; and

(ii) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the Common Stock Record Date; such increase to become effective at the opening of business on the date following such Common Stock Record Date. For the purpose of this paragraph (a), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of Company. Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of Company. If any dividend or distribution of the type described in this Section 14.05(a) is declared but not so paid or made, the applicable Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b) In case Company shall issue rights, options or warrants to all or substantially all holders of its outstanding shares of Common Stock (except as to rights, options and warrants which do not entitle their holders to purchase shares until the occurrence of a Trigger Event) entitling them (for a period expiring within forty-five (45) days after the Common Stock Record Date) to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price calculated using the declaration date as the date for determination of stockholders entitled to receive such rights, options or warrants, each Conversion Rate shall be increased by multiplying such Conversion Rate in effect at the opening of business on the Common Stock Record Date by a fraction,

(i) the numerator of which shall be the sum of (x) the number of shares of Common Stock outstanding at the close of business on the Common Stock Record Date, and (y) the total number of shares (the “Underlying Shares”) of Common Stock underlying all of such issued rights, options or warrants (whether by exercise, conversion, exchange or otherwise); and

(ii) the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding at the close of business on the Common Stock Record Date, and (y) the number of shares of Common Stock which the aggregate exercise, conversion, exchange or other price at which the Underlying Shares may be subscribed for or purchased pursuant to such rights or warrants would purchase at such Current Market Price; such increase to become effective at the opening of business on the date following such Common Stock Record Date.

Such adjustment shall be successively made whenever any such rights, options or warrants are issued, and shall become effective immediately after the opening of business on the Common Stock Record Date. To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, each Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be each Conversion Rate that would then be in effect if a Common Stock Record Date had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors acting in good faith.

(c) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, each Conversion Rate in effect at the opening of business on the date following the date upon which such subdivision becomes effective shall be proportionately increased, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, each Conversion Rate in effect at the opening of business on the date following the date upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the date following the date upon which such subdivision or combination becomes effective.

(d) In case Company shall, by dividend or otherwise, distribute to all or substantially all holders of its Common Stock a portion of its assets (including cash, debt, or other securities or rights to purchase securities (but excluding any distribution referred to in Sections 14.05(a), 14.05(b), 14.05(c) or 14.05(f))) (any of the foregoing hereinafter in this Section 14.05(d) called the “Distributed Property”), then, in each such case (unless Company elects to reserve such Distributed Property for distribution to the Noteholders upon the conversion of the Notes, so that any such holder converting Notes will receive upon such conversion, in addition to the shares of Common Stock to which such holder is entitled, the amount and kind of such Distributed Property which such holder would have received if such holder had converted its Notes into Common Stock immediately prior to the Common Stock Record Date) each Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying such Conversion Rate in effect at the opening of business on the Common Stock Record Date with respect to such distribution by a fraction,

(i) the numerator of which shall be the Current Market Price with respect to such Common Stock Record Date; and

(ii) the denominator of which shall be the Current Market Price with respect to such Common Stock Record Date less the fair market value (as determined by the Board of Directors acting in good faith, whose determination shall be conclusive, and described in a resolution of the Board of Directors) on the Common Stock Record Date of the portion of the Distributed Property so distributed applicable to one share of Common Stock, such adjustment to become effective immediately at the opening of business on the date following such Common Stock Record Date; provided that if the then fair market value (as so determined) of the portion of the Distributed Property so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Common Stock Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Noteholder shall have the right to receive upon conversion the amount of the Distributed Property such holder would have received had such holder converted each Note on the Common Stock Record Date. If such dividend or distribution is not so paid or made, each Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 14.05(d) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price with respect to Common Stock Record Date.

Notwithstanding the foregoing, if the Distributed Property distributed by Company to all or substantially all holders of its Common Stock consists of capital stock of, or similar equity interests in, a Subsidiary or other business unit, each Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying such Conversion Rate in effect at the opening of business on the Common Stock Record Date with respect to such distribution by a fraction: (1) the numerator of which shall be the product of (x) the average of the VWAPs per share of Common Stock over the fifteen (15) consecutive Trading Days (the “Spinoff Valuation Period”) commencing on and including the Trading Day after the date on which “ex-dividend trading” commences on the Common Stock on the principal national or regional securities exchange on which the Common Stock is then listed or quoted and (y) the average fair market value (as determined by the Board of Directors acting in good faith, whose determination shall be conclusive, and described in a resolution of the Board of Directors) over the Spinoff Valuation Period of the portion of the Distributed Property so distributed applicable to one share of Common Stock; and (2) the denominator of which shall be the average of the VWAPs per share of Common Stock over the Spinoff Valuation Period, such adjustment to become effective at the opening of business on the date following such Common Stock Record Date; provided that the Company may in lieu of the foregoing adjustment make adequate provision so that each Noteholder shall have the right to receive upon conversion the amount of Distributed Property such holder would have received had such holder converted each Note on the Common Stock Record Date with respect to such distribution.

Rights, options or warrants distributed by Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s capital stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 14.05(d) (and no adjustment to the Conversion Rates under this Section 14.05(d) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rates shall be made under this Section 14.05(d).

If any such right or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights, options or warrants with such rights (and a termination or expiration of the existing rights, options or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rates under this Section 14.05 was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rates shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such Holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rates shall be readjusted as if such rights, options and warrants had not been issued.

No adjustment of the Conversion Rates shall be made pursuant to this Section 14.05(d) in respect of rights, options or warrants distributed or deemed distributed on any Trigger Event to the extent that such rights, options or warrants are actually distributed, or reserved by the Company for distribution, to holders of Notes upon conversion by such holders of Notes to Common Stock.

For purposes of this Section 14.05(d) and Section 14.05(a) and Section 14.05(b), any dividend or distribution to which this Section 14.05(d) is applicable that also includes shares of Common Stock, or rights, options or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such shares of Common Stock or rights, options or warrants (and any Conversion Rate adjustments required by this Section 14.05(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights, options or warrants (and any further Conversion Rate adjustments required by Section 14.05(a) and Section 14.05(b) with respect to such dividend or distribution shall then be made), except that any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding at the close of business on the date fixed for such determination” within the meaning of Section 14.05(a).

(e) In case a tender or exchange offer made by Company or any of its Subsidiaries for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders of consideration per share of Common Stock having a fair market value (as determined by the Board of Directors acting in good faith, whose determination shall be conclusive and described in a resolution of the Board of Directors) that as of the last time (the “Expiration Time”) tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) exceeds the VWAP per share of Common Stock on the Trading Day next succeeding the Expiration Time, each Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying such Conversion Rate in effect immediately prior to the Expiration Time by a fraction,

(i) the numerator of which shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the “Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the VWAP per share of Common Stock on the Trading Day (or, if a Qualified Public Offering has not yet occurred, the Business Day) next succeeding the Expiration Time, and

(ii) the denominator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the VWAP per share of Common Stock on the Trading Day (or, if a Qualified Public Offering has not yet occurred, the Business Day) next succeeding the Expiration Time, such adjustment to become effective at the opening of business on the date following the Expiration Time. If Company is obligated to purchase shares pursuant to any such tender or exchange offer, but is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, each Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.

(f) In case Company shall, by dividend or otherwise, at any time make a distribution of cash (excluding any cash that is distributed as part of a distribution requiring a Conversion Rate adjustment pursuant to Section 14.05(d)) to all or substantially all holders of Common Stock, then in such case each Conversion Rate shall be increased by multiplying such Conversion Rate in effect at the opening of business on the Common Stock Record Date for the determination of holders of Common Stock entitled to such distribution by a fraction, the numerator of which shall be the Current Market Price with respect to such Common Stock Record Date and the denominator of which shall be an amount equal to the Current Market Price with respect to such Common Stock Record Date less the amount of the distribution per share of Common Stock, such adjustment to become effective at the opening of business on the date following the Common Stock Record Date.

(g) In case Company shall issue (i) shares of Common Stock, or (ii) options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities (collectively, “Convertible Securities”), without consideration or for consideration per share less than the Common Stock fair market value on the date the price of such shares of Common Stock or such Convertible Securities is fixed by the Company (such date, the “Pricing Date”), excluding:

(i) dividends, distributions, rights, options or warrants as to which an adjustment was effected pursuant to Sections 14.05(a), 14.05(b), 14.05(c) or 14.05(d);

(ii) shares of Common Stock issued pursuant to any equity compensation plans;

(iii) shares of Common Stock issued in connection with (x) the funding of an acquisition (whether by stock sale, merger, recapitalization, asset purchase or otherwise) or (y) a joint venture or strategic alliance;

(iv) shares of Common Stock issued in a tender offer or exchange offer by Company or any of its Subsidiaries as to which an adjustment was effected pursuant to Section 14.05(e) above;

(v) public or broadly marketed offerings (as determined by the Board of Directors of Company acting in good faith) and sales of shares of Common Stock, securities convertible into shares of Common Stock or rights or warrants entitling the holder to purchase shares of Common Stock for cash, conducted on a basis consistent with offerings by public companies of similar size in their own capital raising transactions; each Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying such Conversion Rate in effect on the Pricing Date by a fraction: (x) the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding immediately prior to the Pricing Date and (B) the number of additional shares of Common Stock issued (or into which such Convertible Securities may be exercised or converted); and (y) the denominator of which shall be the sum of (A) the number of shares of Common Stock outstanding immediately prior to the Pricing Date and (B) the number of shares of Common Stock which the aggregate consideration receivable by Company for the total number of shares of Common Stock so issued (or into which such Convertible Securities may be exercised or convert) would purchase at fair market value (as determined by the Board of Directors in good faith, whose determination shall be conclusive and described in a resolution of the Board of Directors) on the last Trading Day preceding the Pricing Date.

Such adjustments shall be made successively whenever any shares of Common Stock are issued (or into which such Convertible Securities may be exercised or converted). Any adjustment made pursuant to this Section 14.05(g) shall become effective after the close of business on the Pricing Date.

For purposes of this Section 14.05(g), the aggregate consideration receivable by Company in connection with the issuance of such shares of Common Stock or Convertible Securities shall be deemed to be equal to the sum of the net offering price (including the fair market value (as determined by the Board of Directors in good faith, whose determination shall be conclusive and described in a resolution of the Board of Directors) of any non-cash consideration and after deduction of any related reasonable expenses payable to third parties) of all such securities plus, if applicable, the minimum aggregate amount, if any, payable upon exercise or conversion of any such Convertible Securities into shares of Common Stock.

(h) For purposes of this Section 14.05, the following terms shall have the meaning indicated:

(i) “Current Market Price” means (i) at such times as the Common Stock is not listed on a National Securities Exchange, the fair market value (as determined by the Board of Directors in good faith, whose determination shall be conclusive and described in a resolution of the Board of Directors) of the Common Stock, and (ii) at such times as the Common Stock is listed on a National Securities Exchange, the average of the VWAPs per share of Common Stock for the fifteen (15) consecutive Trading Days ending on the earlier of the date of determination of the Common Stock holders entitled to receive such issuance or distribution and the day before the “Ex-date” with respect to the issuance or distribution requiring such computation immediately prior to the date in question.

If another issuance, distribution, subdivision or combination to which Section 14.05 applies occurs during the period applicable for calculating “Current Market Price” pursuant to the definition in the preceding paragraph, “Current Market Price” shall be calculated for such period in a manner determined in good faith by the Board of Directors to reflect the impact of such issuance, distribution, subdivision or combination on the VWAP of the Common Stock during such period.

(ii) “Common Stock Record Date” means, for purposes of this Section 14.05, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

(iii) “Ex-date” means (A) at such time as the Common Stock is not listed on a National Securities Exchange, the applicable Common Stock Record Date, and (B) (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the VWAP was obtained without the right to receive such issuance or distribution, and (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades, regular way, on such exchange or in such market after the time at which such subdivision or combination becomes effective.

(i) The Company may make such increases in a Conversion Rate, in addition to those required by Section 14.05(a), (b), (c), (d), (e), (f) or (g) as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of Common Stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

To the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least twenty (20) days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to holders of the Notes a notice of the increase at least fifteen (15) days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(j) Whenever a Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last related Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such Officers’ Certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the holder of each Note at his last address appearing on the Note Register provided for in Section 2.5 of this Indenture, within twenty (20) days after the date of execution of such Officers’ Certificate. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(k) In any case in which this Section 14.05 provides that an adjustment shall become effective on or after (1) a record date or Common Stock Record Date for an event, (2) the date fixed for the determination of stockholders entitled to receive a dividend or distribution pursuant to Section 14.05(a), (d) or (f), (3) a date fixed for the determination of stockholders entitled to receive rights, options or warrants pursuant to Section 14.05(b), or (4) the Expiration Time for any tender or exchange offer pursuant to Section 14.05(e), or (5) on the Pricing Date pursuant to Section 14.05(g) (each a “Determination Date”), the Company may elect to defer such adjustment until the occurrence of the applicable Adjustment Event (as hereinafter defined) by issuing to the holder of any Note converted after such Determination Date and before the occurrence of such Adjustment Event, the additional shares of Common Stock or other securities issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment. For purposes of this Section 14.05(k), the term “Adjustment Event” shall mean:

(i) in any case referred to in clause (1) hereof, the occurrence of such event,

(ii) in any case referred to in clause (2) hereof, the date any such dividend or distribution is paid or made,

(iii) in any case referred to in clause (3) hereof, the date of expiration of such rights, options or warrants,

(iv) in any case referred to in clause (4) hereof, the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable, and

(v) in any case of an adjustment pursuant to Section 14.05(g), the date of the closing of such sale.

(l) For purposes of this Section 14.05, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. Company shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of Company.

(m) Upon conversion of the Notes, the holders shall receive, in addition to any shares of Common Stock issuable upon such conversion, the associated rights issued under any future shareholder rights plan Company adopts unless, prior to conversion, the rights have separated from the Common Stock, expired, terminated or been redeemed or exchanged in accordance with such plan. If the holders receive rights under such shareholder rights plans as described in the preceding sentence upon conversion of their Notes, then no other adjustment pursuant to this Section 14.05 shall be made in connection with such shareholder rights plans. If the rights under a shareholder rights plan have separated from the Common Stock, then each Conversion Rate shall be adjusted as provided in Section 14.05(d).

(n) If, in connection with any adjustment to the Conversion Rate as set forth in this Section 14.05, a Holder shall be deemed for U.S. federal tax purposes to have received a distribution, the Company may set off any withholding tax it reasonably believes it is required to collect with respect to any such deemed distribution against cash payments of interest in accordance with the provisions of Section 3.07 or from Common Stock, if any, otherwise deliverable to a Holder upon a conversion of the Notes in accordance with the provisions of Section 14.02 or a redemption or repurchase of the Notes in accordance with the provisions of Article 11.

Section 14.07 OVERDUE PRINCIPAL AND INTEREST

(a) Overdue principal and interest of the Notes shall be payable on demand by the Company at a rate of 7% per annum in cash.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:
Name:
Title:

WILMINGTON SAVINGS FUND SOCIETY, FSB, as Trustee

By:
Name:
Title:

EXHIBIT A

FORM OF NOTE

[FORM OF FACE OF NOTE]

[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREUNDER IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

7.00% Senior Subordinated Convertible Notes due 2031

No. [ ]	[Initially][3] $[ ]

CUSIP No.

WHEELER REAL ESTATE INVESTMENT TRUST, INC., a corporation duly organized and validly existing under the laws of the State of Delaware (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [CEDE & CO.]4 or registered assigns, the principal sum [as set forth in the “Schedule of Exchanges of Notes” attached hereto]5 [of $[•]]6, in accordance with the rules and procedures of the Depositary, on [•], [•], and interest thereon as set forth below.

The Company covenants and agrees for the benefit of the Holders that it will duly and punctually pay the principal of (and premium, if any) and interest on the Notes in accordance with the terms of the Notes and this Indenture. On the Maturity Date, the Company may repay the principal accrued on the Notes: (a) in cash; (b) in Common Stock as provided in Section 14.01(b) of this Indenture; or (c) in any combination of (a) and (b). To the extent paid in cash, principal shall be considered paid on the date it is due if the Trustee or Paying Agent holds, for the benefit of the Holders, as of 10:00 a.m., New York City time on that date U.S. legal tender designated for and sufficient to pay such principal or interest then due, or the Company consummates the conversion of Notes in accordance with Article 14 by such date.

This Note shall bear interest at the rate of 7.00% per year from [•], 2021, or from the most recent date to which interest had been paid or provided for to December 31, 2031, but excluding, the next scheduled Interest Payment Date until [•]. Interest is payable semi-annually in arrears on each June 30 and December 31, commencing on [•], to Holders of record at the close of business on the preceding and (whether or not such day is a Business Day), respectively. For any interest period, the Company shall pay interest on the Notes: (a) in cash; (b) in shares of Series B Preferred Stock; (c) in shares of Series D Preferred Stock; or (d) in any combination of (a), (b), and/or (c). For purposes of determining the value of Series B Preferred Stock and Series D Preferred Stock paid as interest on the Notes, each share of Series B Preferred Stock and Series D Preferred Stock shall be deemed have a value equal to the product of (x) the average of the VWAPs for the Series B Preferred Stock or the Series D Preferred Stock, as the case may be, for the 15 consecutive Trading Days ending on the third Business Day immediately preceding the relevant Interest Payment Date, and (y) 0.55.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions pursuant to which this Note shall be mandatorily converted into shares of Common Stock of the Company on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York (without regard to the conflicts of laws provisions thereof).

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually or by facsimile by the Trustee or a duly authorized authenticating agent under the Indenture.

3 Include if a global note.

4 Include if a global note.

5 Include if a global note.

6 Include if a physical note

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

WILMINGTON SAVINGS FUND SOCIETY, FSB,
as Trustee, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Officer

[FORM OF REVERSE OF NOTE]

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

7.00% Senior Subordinated Convertible Notes due 2031

This Note is one of a duly authorized issue of Notes of the Company, designated as its 7.00% Senior Subordinated Convertible Notes due 2031 (the “Notes”), issued under and pursuant to an Indenture dated as of [●], 2021 (the “Indenture”), between the Company and WILMINGTON SAVINGS FUND SOCIETY, FSB (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties, privileges, protections, indemnities and immunities thereunder of the Trustee, the Company and the Holders of the Notes. Capitalized terms used in this Note and not defined in this Note shall have the respective meanings set forth in the Indenture.

In case certain Events of Default shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then Outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

Each Holder shall have the right to receive payment of interest on any Interest Payment Date paid: (a) in cash; (b) in shares of Series B Preferred Stock; (c) in shares of Series D Preferred Stock; or (d) in any combination of (a), (b), and/or (c). For purposes of determining the value of Series B Preferred Stock and Series D Preferred Stock paid as interest on the Notes, each share of Series B Preferred Stock and Series D Preferred Stock shall be deemed have a value equal to the product of (x) the average of the VWAPs for the Series B Preferred Stock or the Series D Preferred Stock, as the case may be, for the 15 consecutive Trading Days ending on the third Business Day immediately preceding the relevant Interest Payment Date, and (y) 0.55. On each Regular Record Date, the Company shall instruct the Subscription Agent, with a copy to the Trustee, whether the interest paid on the next interest payment date should be in the form of (a), (b), (c), or (d) above and, if (d), the percentage of such interest to be paid in cash, Series B Preferred Stock and/or Series D Preferred Stock.

Each Holder shall have the right to receive payment of principal (and premium, if any) and interest on the Notes on the Maturity Date, the Company may repay the principal accrued on the Notes: (a) in cash; (b) in Common Stock as provided in Section 14.01(b) of this Indenture; or (c) in any combination of (a) and (b). To the extent paid in cash, principal shall be considered paid on the date it is due if the Trustee or Paying Agent holds, for the benefit of the Holders, as of 10:00 a.m., New York City time on that date U.S. legal tender designated for and sufficient to pay such principal or interest then due, or the Company consummates the conversion of Notes in accordance with Article 14 by such date.

Upon a Change of Control, each Note shall mandatorily convert into shares of Common Stock equal to: (i) the principal amount of each Note divided by (ii) the product of (x) the average VWAPs for the Common Stock for the 15 consecutive Trading Days ending on the third Business Day immediately preceding the date of such Change of Control and (y) 0.55.

The Notes are convertible, in whole or in part, at any time, at the option of the Holders thereof, into shares of Common Stock at a conversion price of $6.25 per share of Common Stock (the “Conversion Price”) (4 common shares for each $25.00 of principal amount of the Notes being converted (the “Conversion Rate”)); provided, however, that if at any time after September 21, 2023 holders of Series D Preferred Stock have required the Company to redeem (payable in cash or stock) in the aggregate at least 100,000 shares of Series D Preferred Stock, then the Conversion Price shall be adjusted to the lower of (i) 55% of the Conversion Price or (ii) a 45% discount to the lowest price at which any Series D Preferred Stock was converted by a Holder thereof into the Company’s Common Stock.

The Notes are initially issuable in registered form without coupons in minimum denominations of $25 principal amount and integral multiples thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

SCHEDULE A7

SCHEDULE OF EXCHANGES OF NOTES

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

7.00% Senior Subordinated Convertible Notes due 2031

The initial principal amount of this Global Note is ___________ DOLLARS ($[ ] ). The following increases or decreases in this Global Note have been made:

Date of issuance	Amount of decrease in principal Amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized Signatory of Trustee or Custodian

7 Include if a global note.

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

To:	Wilmington Savings Fund Society, FSB 6201 15th Avenue Brooklyn, New York 11219

Attention: Administrator for Wheeler Real Estate Investment Trust, Inc.

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $25 principal amount or an integral multiple thereof) below designated, into Common Stock, in accordance with the terms of the Indenture referred to in this Note, and directs that any Common Stock issuable and deliverable upon such conversion, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any Common Stock or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned shall pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with Section 14.03(f) of the Indenture. Any amount required to be paid to the undersigned on account of interest accompanies this Note. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

In the case of Definitive Notes, the certificate numbers of the Notes to be converted are as set forth below:

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Notes are to be delivered, other than to and in the name of the registered holder.

Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code) Please print name and address.

Principal amount to be converted (if less than all):

$

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer Identification Number

ATTACHMENT 2

[FORM OF ASSIGNMENT AND TRANSFER]

For value received                hereby sell(s), assign(s) and transfer(s) unto                (Please insert name and social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Notes are to be delivered, other than to and in the name of the registered Holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.